UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a−6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a−12

Skillsoft Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025 Proxy Statement and

Notice of Annual Meeting of Stockholders

Thursday, July 17, 2025 3:00 p.m. Eastern Time Online at: www.virtualshareholdermeeting.com/SKIL2025

300 Innovative Way, Suite 2210 Nashua, NH 03062	May 29, 2025

Dear Fellow Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Skillsoft Corp., which will be held at 3:00 p.m., Eastern Time, on Thursday, July 17, 2025. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SKIL2025 and using a 16-digit control number included in your proxy materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. You may vote your shares by Internet, telephone, or mail (if you requested and received a paper proxy card or voter instruction form), as instructed by your broker, or electronically at the Annual Meeting.

.

Sincerely, Ronald W. Hovsepian Executive Chair and Chief Executive Officer

Skillsoft Corp.

300 Innovative Way, Suite 2210

Nashua, NH 03062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	July 17, 2025	Record Date:	May 19, 2025
Time:	3:00 p.m. ET	Attendance:	www.virtualshareholdermeeting.com/SKIL2025

To the Stockholders of Skillsoft Corp.:

We will hold the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Skillsoft Corp. (the “Company,” “Skillsoft,” “we,” “us,” or “our”) on July 17, 2025, at 3:00 p.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your Class A Common Shares electronically, and submit your questions online by visiting www.virtualshareholdermeeting.com/SKIL2025 and entering the 16-digit control number included in the notice containing instructions on how to access our proxy materials, your proxy card (the “Proxy Card”), or the voting instructions that accompanied the proxy materials.

Items of Business:

1.	To elect as Class I directors the three nominees named in the accompanying Proxy Statement to a term of three years each, or until their successors have been elected and qualified;
2.	To approve, on an advisory basis, the compensation of our named executive officers;
3.	To approve, on an advisory basis, the frequency of advisory votes on the compensation of our named executive officers;
4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026;
5.

To approve the adjournment of the Annual Meeting, to a later date or dates, if necessary or appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum; and

6.	To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”).

We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our Proxy Materials, consisting of the Notice of Annual Meeting, the Proxy Statement and a Proxy Card, and our Annual Report to Stockholders for the fiscal year ended January 31, 2025 (“Annual Report”), via the Internet. On or about May 29, 2025, we are mailing to stockholders of record as of the close of business on May 19, 2025 (the “record date”) a Notice Regarding the Availability of Proxy Materials with instructions on how to access our Proxy Materials and vote via the Internet, by mail, or by telephone. The notice also contains instructions on how to request a paper copy of our Proxy Materials, including our Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials.

Your vote is important. Whether or not you expect to attend the Annual Meeting, the Board encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board, Ronald W. Hovsepian Executive Chair and Chief Executive Officer May 29, 2025

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on July 17, 2025. The Proxy Statement and Skillsoft’s Annual Report for fiscal 2025 are available at www.proxyvote.com.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement may include statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, our product development and planning, our pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, our current and evolving business strategies, including with respect to acquisitions and dispositions, demand for our services, our competitive strengths, the benefits of new initiatives, growth of our business and operations, the effectiveness of our products, the outcomes of litigation proceedings and claims, the state and future of skilling in the workplace, our ability to successfully implement our plans, strategies, objectives, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “forecast,” “seek,” “outlook,” “target,” goal,” “objective,” “potential,” “possible,” “probably”, or similar expressions, or employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosures are speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and “Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 (the “2025 Form 10-K”) as well as the Company’s subsequent Quarterly Reports on Form 10-Q as applicable. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2025 Form 10-K and in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this Proxy Statement represent our estimates only as of the date of this Proxy Statement and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

PROXY STATEMENT SUMMARY

Our Board is furnishing this Proxy Statement to solicit your proxy for the Company’s 2025 Annual Meeting of Stockholders (“Annual Meeting”). On or about May 29, 2025, we are mailing to holders of our Class A Common Stock, par value $0.0001 per share (“common stock”) of record at the close of business on May 19, 2025 (the “record date”) a Notice Regarding the Availability of Proxy Materials with instructions on how to access our Proxy Materials and vote via the Internet, by telephone, or by mail. Our Proxy Materials consist of the Notice of Annual Meeting, this Proxy Statement and Proxy Card, and our Annual Report to Stockholders for the fiscal year ended January 31, 2025 (“Annual Report”).

This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote. Note that throughout this Proxy Statement: (i) “fiscal 2025” and “fiscal 2024” refers to the Company’s fiscal year ended January 31, 2025 and January 31, 2024, respectively; and (ii) “2025 Form 10-K” refers to the Company’s Annual Report on Form 10-K for the year ended January 31, 2025.

Annual Meeting Information

Date:	July 17, 2025	Record Date:	May 19, 2025
Time:	3:00 p.m. ET	Attendance:	www.virtualshareholdermeeting.com/SKIL2025

Skillsoft at a Glance

Skillsoft empowers organizations and learners to unlock their full potential by delivering personalized, interactive learning experiences and enterprise-ready solutions. Powered by artificial intelligence ("AI") and strengthened by a broad ecosystem of partners, the Skillsoft platform helps customers solve some of today’s most complex business challenges including bridging skill gaps, improving talent retention, driving digital transformation, and future-proofing the workforce. Skillsoft is the talent development partner of choice for thousands of organizations – including 60% of the Fortune 1000 – and serves a global community of more than 95 million learners.

Skillsoft’s principal executive offices are located at 300 Innovative Way, Suite 2210, Nashua, NH 03062.

Fiscal Year 2025 Business Highlights*
•	GAAP revenue for fiscal 2025 was $531 million compared to $553 million in the prior fiscal year.
•	GAAP net loss for fiscal 2025 of $122 million compared to GAAP net loss of $349 million in the prior year.
•

Our growing portfolio of AI capabilities is demonstrating solid early interest by customers and prospects reaching nearly a total of 1 million launches of our AI simulator, Skillsoft CAISY™, by individual learners and through our limited preview program with 100 enterprise organizations participating as design partners.

•	Non-GAAP Adjusted EBITDA of $109 million, reflecting a non-GAAP adjusted operating margin of 21% of revenue, compared to $105 million and a margin of 19% of revenue in the prior year.
•

Ended the year with a strong balance sheet and liquidity profile to support our strategic investment priorities and future growth objectives. Cash, cash equivalents and restricted cash were $103 million as of January 31, 2025, and for the fourth quarter of fiscal 2025, GAAP net cash provided by operating activities was $17.8 million and non-GAAP free cash flow was $13.2 million.

* See Appendix A for definitions, uses and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Overview of Proposals

Proposals	Board Vote Recommendation	Page
1. Election of three Class I directors	FOR each nominee	10
2. Approve, on an advisory basis, the compensation of our named executive officers;	FOR	27
3. Approve, on an advisory basis, the frequency of advisory votes on the compensation of our named executive officers	FOR Every Year	28
4. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026	FOR	29
5. To approve the adjournment of the Annual Meeting, to a later date or dates, if necessary or appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the presented proposals or to constitute a quorum	FOR	31

Proposal No. 1: Class I Director Election

We are asking you to vote for the election of Ronald W. Hovsepian, Jim Frankola, and Peter Schmitt as Class I directors, each to serve for a three-year term expiring at the 2028 Annual Meeting. Our Board currently consists of nine members and is divided into three classes, each of which has a three-year term.

Proposal No. 2: Advisory Vote on Executive Compensation (Say-On-Pay)

We are asking you to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement.

Proposal No. 3: Advisory Vote on the frequency of the Say-On-Pay vote

We are asking you to vote to approve, on an advisory (nonbinding) basis, the frequency on which the Say-On-Pay vote should occur. Under this proposal, stockholders may vote to have the Say-On-Pay vote every year, every two years or every three years (or abstain).

Proposal No. 4: Ratification of Independent Auditors

We are also asking you to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.

Proposal No. 5: Adjournment of Annual Meeting

Proposal No. 5 asks stockholders to approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, as determined by the Board of Directors in its discretion, to permit further solicitation and vote, of proxies if, based upon the tabulated votes at the time of the Annual Meeting, there are insufficient shares represented (either in person, or by proxy) and entitled to vote, to constitute a quorum necessary to conduct business at the Annual Meeting or to approve any of the foregoing proposals.

Any business may be transacted at the adjourned meeting (at which a quorum shall be present or represented) which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

Other Proposals

The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Proxy Card. If any other business should properly come before the Annual Meeting, or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SKIL2025 and using your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials, on your Proxy Card, or on the voting instruction form that accompanied your Proxy Materials to enter the meeting.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice Regarding the Availability of Proxy Materials, your Proxy Card, or the voting instruction form was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, and your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the Notice Regarding the Availability of Proxy Materials, your Proxy Card, or the voting instruction form are being forwarded to you by that organization.

We are holding the Annual Meeting as a virtual meeting because we believe that conducting the Annual Meeting as a virtual meeting is consistent with our commitment to innovation and will encourage higher levels of stockholder participation while also helping us reduce the environmental costs associated with the Annual Meeting. The Company designed the format of the virtual Annual Meeting to ensure that its stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. To ensure such an experience, the Company will provide stockholders with the ability to submit appropriate questions in real-time through the meeting website. Questions pertinent to Annual Meeting matters may be recognized and answered during the Annual Meeting at our discretion, in accordance with the rules of conduct for the meeting and subject to time constraints.

The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Online access to the audiocast will open approximately fifteen minutes prior to the start of the Annual Meeting. There will be no physical meeting location. The meeting will only be conducted via live audiocast. If you have any questions about accessing the virtual meeting website for the Annual Meeting, please contact Broadridge VSM support at 844-986-0822 / International: 303-562-9302. We will offer live technical support for all stockholders attending the Annual Meeting. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing conduct at the Annual Meeting will be posted on the virtual meeting platform along with an agenda.

Stockholders Entitled to Vote

The Board has set May 19, 2025 as the Record Date for the Annual Meeting. If you were the owner of our common stock at the close of business on the Record Date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of such common stock. At the close of business on the Record Date, there were 8,482,641 shares of our common stock issued, outstanding, and entitled to vote.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose relevant to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our principal executive office. If our offices are not generally open for any reason, stockholders may contact Investor Relations at investor.relations@skillsoft.com and arrangements will be made to review the records in person. The list will also be available for examination during the virtual Annual Meeting for examination by any stockholder.

Quorum

A majority of the voting power of our issued and outstanding shares of common stock and entitled to vote must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares that vote “abstain” or “withhold,” as well as broker non-votes (described below), will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Pursuant to the Company’s Bylaws, if less than a quorum is present at the Annual Meeting, the chairman of the meeting or stockholders holding a majority in voting power of the Company’s shares present in person or by proxy and entitled to vote thereon, have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

Voting Methods

Voting Before the Meeting

To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice Regarding the Availability of Proxy Materials. If you request printed copies of the Proxy Materials by mail, (i) if you are the stockholder of record, you may also vote by signing and submitting your Proxy Card and returning it by mail, or (ii) if you are the beneficial owner but not the stockholder of record, by signing the voter instruction form provided by your bank or broker, and returning it by mail. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, that way your shares will be represented whether or not you are able to attend the meeting.

Voting At the Meeting

Stockholders of record may vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SKIL2025. To participate in the Annual Meeting, you will need your 16-digit control number. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting by following the procedures provided by your nominee – see “Street Name Holders” below. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. You may also submit questions in advance.

Street Name Holders

If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. Since a beneficial owner is not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Therefore, if you would like to participate in the Annual Meeting, vote, or ask a question, you should follow the instructions provided to you by that organization.

If you have any questions about how to vote or direct a vote of your shares, you may call Continental Stock Transfer & Trust Company at 1-800-509-5586 or our Investor Relations team at (603) 324-3000.

Vote Requirements

Proposal No. 1: Director Nominee Election

For a director to be elected, the director must receive the affirmative vote of a plurality of the votes cast in the election in respect of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

Proposal No. 2: Advisory Vote on Executive Compensation (Say-On-Pay)

The affirmative vote of the majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to approve, on an advisory basis, our NEO executive compensation.

Proposal No. 3: Advisory Vote on the frequency of the Say-On-Pay vote

If the affirmative vote of the majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter is not received for a particular frequency (every 3 years, every 2 years or every year), we will consider the frequency that receives the highest number of votes cast in respect of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter to be the frequency of the Say-On-Pay vote that has been endorsed by our stockholders on an advisory basis.

Proposal No. 4: Ratification of Independent Auditor

The affirmative vote of the majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to ratify our independent auditors.

Proposal No. 5: Approval of Adjournment of Annual Meeting

The affirmative vote of the majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter shall have the power to adjourn the meeting, regardless of whether a quorum is present.

How Your Shares will be Voted

Proposal No. 1: You may vote “FOR” or “WITHHOLD” with respect to each director nominee. A “WITHHOLD” vote will have no effect on the outcome of the election of our directors in an uncontested election. Broker non-votes (described below) will have no effect on this proposal.

Proposal No. 2: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the approval of our NEO executive compensation. An abstention will have the same effect as a vote “AGAINST” Proposal No. 2. Broker non-votes (described below) will have no effect on this proposal. If you abstain from voting on Proposal No. 2, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. This vote is advisory and nonbinding on the Company.

Proposal No. 3: You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS’ or “ABSTAIN” with respect to the frequency of our Say-On-Pay vote. Abstentions and broker non-votes (described below) will have no effect on this proposal. If you abstain from voting on Proposal No. 3, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. This vote is advisory and nonbinding on the Company.

Proposal No. 4: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026. An abstention will have the same effect as a vote “AGAINST” Proposal No. 4. Broker non-votes (described below) will have no effect on this proposal. However, as brokers, banks and other nominees may use their discretionary voting authority with respect to the ratification of our independent auditors, no broker non-votes are expected for this proposal. If you abstain from voting on Proposal No. 4, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. This vote is advisory and nonbinding on the Company.

Proposal No. 5: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the approval of the Adjournment of the Annual Meeting. An abstention will have the same effect as a vote “AGAINST” Proposal No. 5. Broker non-votes (described below) will have no effect on this proposal. However, as brokers, banks and other nominees may use their discretionary voting authority with respect to the adjournment of the meeting, no broker non-votes are expected for this proposal. If you abstain from voting on Proposal No. 5, your shares will be counted as present for purposes of establishing quorum at the Annual Meeting.

If you hold your shares in street name, your broker, bank, trust company or other nominee may vote your shares in its discretion on “routine” matters (such as Proposal No. 4 or Proposal No. 5) if you have not provided voting instructions. However, a broker/nominee cannot exercise its discretion to vote your shares on “non-routine” matters absent voting instructions from you. A “broker non-vote” occurs when shares held by a broker/nominee are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from the beneficial owner. The election of directors, Say-On-Pay, and frequency of Say-On-Pay are “non-routine” matters. Therefore, if your shares are held in street name and you do not provide instructions to your broker or other nominee as to how to vote your shares on Proposals 1, 2, or 3, your broker will not be able to vote your shares on these proposals. Your vote is important. We urge you to provide instructions to your broker so that your votes may be counted.

If you are a stockholder of record and you properly sign and return a Proxy Card, your shares will be voted as you direct.

If no instructions are indicated on a properly signed and returned Proxy Card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, namely “FOR” for all director nominees, “FOR” the approval of NEO executive compensation, “FOR” every year with respect to the frequency of the Say-On-Pay vote, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026, and “FOR” the approval of Adjournment of the Annual Meeting, if necessary to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Annual Meeting, there are insufficient shares of our capital stock represented, either in person or by proxy, and entitled to vote, to approve the presented proposals or to constitute a quorum necessary to conduct business at the Annual Meeting.

Revocation of Proxies

Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by: (i) voting again over the Internet or by telephone no later than 11:59 p.m., Eastern Time, on July 16, 2025, and following the instructions included in your Proxy Materials, or by signing and returning a new proxy card with a later date and returning it so that it is received by 11:59 p.m., Eastern Time, on July 16, 2025 ; (ii) attending and voting again (virtually) at the virtual Annual Meeting; or (iii) submitting written notice of revocation to our Corporate Secretary, Skillsoft Corp., 300 Innovative Way, Suite 2210, Nashua, NH 03062 so that it is received by 11:59 p.m., Eastern Time, on July 16, 2025. To request an additional Proxy Card, or if you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should write to Investor Relations, Skillsoft Corp., 300 Innovative Way, Suite 2210, Nashua, NH 03062 or call (603) 324-3000. If you hold your shares in street name, contact your broker, bank, trust company or other nominee regarding how to revoke your proxy and change your vote. Please note that attendance alone at the Annual Meeting will not revoke a proxy; you must actually vote at the virtual Annual Meeting.

Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing the Proxy Materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.

Tabulation

Votes cast will be tabulated by the Inspector of Election appointed for the Annual Meeting. If you provide specific instructions on your proxy card, your shares will be voted as you instruct.

Results of the Annual Meeting

We will announce voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC no later than four business days after the Annual Meeting.

Questions

If you have any questions about how to vote or direct a vote of your shares, you may call Continental Stock Transfer & Trust Company at 1-800-509-5586 or our Investor Relations team at (603) 324-3000.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS

Overview

Our Board consists of nine directors and is divided into three classes with staggered three-year terms. At the Annual Meeting, you will be asked to elect three Class I directors. Ronald W. Hovsepian, Jim Frankola, and Peter Schmitt are the nominees for election at the Annual Meeting. If elected, each of the nominees will serve a three-year term expiring at the 2028 Annual Meeting, or upon such director’s earlier death, resignation, or removal from the Board.

The Nominating and Governance Committee has recommended, and the Board has approved, the nomination of each of these directors to stand for election as Class I directors at the Annual Meeting.

Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of our common stock, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Other than as described under “Director Designation Rights” below, there are no arrangements or understandings with another person pursuant to which any of directors were selected as directors. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Criteria for Nomination to the Board

The Nominating and Governance Committee assesses the skills, experience, and attributes our Board should represent to align its individual and group strengths with our Company’s long-term strategic plan and the interests of our stockholders. The committee identifies director nominees using the criteria set forth below and any other criteria that may be identified in accordance with the committee’s charter:

•

Background and Experience. The Nominating and Governance Committee seeks director nominees from a variety of professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills, and experience, and a policy of promoting excellence, in the context of our needs. While our Board does not have a formal diversity policy, our Nominating and Governance Committee will take into account various factors and perspectives, including differences of viewpoint, personal and professional experience, education, skill and other individual qualities and attributes that contribute to Board heterogeneity. The Nominating and Governance Committee considers each potential nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of our business. The Nominating and Governance Committee periodically reviews the Board’s membership in light of our business model and strategic objectives, considers whether the directors possess the requisite skills, experience and perspectives to oversee the Company in achieving those goals, and may seek additional directors from time to time as a result of its considerations.

•

Character. Directors should be persons of good character and demonstrate high ethical standards and integrity in their personal and professional dealings. Directors should have a history of achievements which reflects high standards for themselves and others. Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues and be willing to be accountable for their decisions as directors. Directors should interact with one another in a manner which encourages responsible, open, challenging, and inspired discussion.

•

Sufficient Time to Devote to Board Matters. Each director is expected to dedicate sufficient time, energy, and attention to ensure the diligent performance of his or her duties. To that end, no director should serve on more than four other public company boards, and no member of the Audit Committee should serve on more than two other public company Audit Committees, in each case without the prior approval of the Board. No director who is the chief executive officer of another public company should serve on more than two other public company boards, aside from the board of his/her own company without the prior approval of the Board.

Director Designation Rights

Skillsoft, Churchill Sponsor II LLC (the “Sponsor”), and Michael Klein are party to a Stockholders Agreement dated October 12, 2020 (the “Sponsor Stockholders Agreement”) pursuant to which the Sponsor, which solely for the purposes of the Sponsor Stockholder Agreement, means Mr. Klein, has the right to nominate two directors to our Board (the “Churchill Directors”) for so long as the Sponsor beneficially owns at least 5% of our common stock. If the Sponsor beneficially owns less than 5% of our common stock, the Sponsor has the right to nominate a single director to our Board for so long as the Sponsor beneficially owns at least 1% of our common stock. In addition, pursuant to the Sponsor Stockholders Agreement, we agreed to cause the Board to be comprised of nine directors and, as applicable, to appoint at least one director designated by the Sponsor to each committee of the Board for so long as the Sponsor beneficially owns more than 5% of our common stock. Mr. Klein currently serves as a Churchill Director.

Skillsoft, the Sponsor, and MIH Learning B.V. (“MIH”), as assignee of the rights and obligations of MIH Edtech Investments B.V., are party to a Subscription Agreement dated October 12, 2020 (the “MIH Subscription Agreement”) pursuant to which MIH has the right to nominate a number of directors to our Board (the “MIH Directors”) proportionate to MIH’s beneficial ownership of our common stock for so long as MIH beneficially owns at least 5% of our common stock. MIH has the right to designate no less than one director to our Board for so long as it beneficially owns at least 10% of our common stock, and no less than two directors to our Board for so long as it beneficially owns at least 20% of our common stock. Fahd Beg and Paul Peake currently serve as MIH Directors.

Identification and Evaluation Process Related to Director Nominations

The Nominating and Governance Committee will recommend to the full Board the slate of the class of directors to be nominated for election at each annual meeting of stockholders and shall recommend additional candidates to fill vacancies as needed, in accordance with the procedures set forth below. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the Nominating and Governance Committee first determines whether the candidate must be “independent” as defined by applicable securities laws, the rules and regulations of the SEC and applicable NYSE listing standards. The Nominating and Governance Committee will identify potential candidates and may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee will then meet to discuss and consider such candidates’ qualifications in light of the overall composition of the Board, the operating requirements of the Company, the long-term interests of the stockholders and the criteria for nominee selection approved by the Board. Contact will be initiated with preferred candidates, including, to the extent the Nominating and Governance Committee deems necessary, the requirement of the completion of informational questionnaires provided by the committee to the candidate, as well as personal interviews of such candidates. After such procedure is complete, the Nominating and Governance Committee will meet to approve final candidates for recommendation to the full Board as set forth in its charter.

Stockholder Nominations

It is the policy of the Board to consider prospective board nominees recommended by stockholders. A stockholder who wishes to recommend a prospective board nominee for the Nominating and Governance Committee’s consideration must write to the Corporate Secretary at 300 Innovative Way, Suite 2210, Nashua, NH 03062, and include the nominee’s qualifications and other relevant biographical information, including age, employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements, and board memberships (if any). The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. The Nominating and Governance Committee will evaluate the stockholder’s recommendation in the same manner as it evaluates other nominees. The Nominating and Governance Committee retains discretion in the recommendation of nominees to the Board, and except and set forth under “Director Designation Rights” above, has no obligation to nominate a candidate recommended by a stockholder or to include such candidate in the Company’s proxy materials. For deadlines and procedures applicable to nominees for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders, or the dates by which such nominations will be deemed untimely, see the heading “Stockholder Proposals and Nominations for the 2026 Annual Meeting of Stockholders.”

Board Qualifications

The Nominating and Governance Committee has developed the following skills matrix which identifies the functional competencies, expertise and qualifications of the Company’s directors and nominees, and the competencies, expertise and qualifications that the Board would ideally possess:

Director Experience and Expertise	Hovsepian	Beg	Foulkes	Frankola	Klein	Mills	Peake	Schmitt	Summers
Accounting/Financial Management			☑	☑	☑	☑
Human Capital Management	☑		☑	☑		☑
Corporate Governance	☑	☑	☑	☑	☑	☑	☑		☑
Cybersecurity				☑
Marketing / Sales	☑		☑		☑	☑		☑
Finance & Capital Markets	☑			☑	☑	☑	☑
Mergers & Acquisitions	☑	☑	☑	☑	☑	☑	☑
Executive Leadership	☑	☑	☑	☑	☑	☑	☑	☑	☑
Global Business	☑		☑	☑	☑	☑	☑	☑	☑
Strategy	☑	☑	☑	☑	☑	☑	☑	☑	☑
Technology / Innovation	☑			☑		☑		☑
Artificial Intelligence				☑		☑
Industry Expertise					☑			☑
ESG	☑		☑	☑				☑

Nominees and Continuing Directors

Biographical information for each person nominated for election as a director at the Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the Nominating and Governance Committee and our Board that each such person should continue to serve as a director.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES LISTED BELOW.

Class I Directors Nominees

Ronald W. Hovsepian

Director Since: June 2021 Age: 64

Experience: Ronald W. Hovsepian is the Chief Executive Officer and Executive Chair of the Board of Directors of Skillsoft Corp. since April 2024. He has served as a director of Skillsoft Corp. since June 2021 and previously served on the Audit, Talent and Compensation, and Nominating and Governance Committees until April 2024. In addition, he was the Executive Chairman of Software Luxembourg, the Skillsoft predecessor entity from July 2018 to June 2021.*

Mr. Hovsepian also serves as chairman of the board of directors of Ansys Inc. (Nasdaq: ANSS), the global leader in engineering simulation (since 2019), and previously served as its Lead Independent Director (from 2014 to 2019) and as non-executive Chairman (from 2014 to 2016). He has served on the Board of Directors at ValoHealth since 2019 and was Chairman for four years.

Previously, he served as a director of Pegasystems Inc. (Nasdaq: PEGA), a software company empowering digital transformation (from January 2019 to June 2021). In addition, Mr. Hovsepian served as Chief Executive Officer of Indigo Ag, an agricultural technology company (from September 2020 to January 2024) and was previously a member of its Board of Directors (from 2019 to January 2024). Mr. Hovsepian has also been an executive partner at Flagship Pioneering, Inc., a venture capital firm focused on biotechnology and sustainability since October 2018. Mr. Hovsepian was President and Chief Executive Officer of Intralinks, a global provider of secure SaaS collaboration solutions and virtual data rooms (from 2011 to 2017) and following its acquisition by Synchronoss Technologies, Inc. (Nasdaq GS: SNCR) served as Synchronoss’s Chief Executive Officer until April 2017. Prior to Intralinks, Mr. Hovsepian served as President and Chief Executive Officer of Novell, Inc., where he started as Executive Vice President and President, Worldwide Field Operations. Mr. Hovsepian began his career at IBM, where he held a number of management and executive positions over a 16-year period.

Education: Mr. Hovsepian holds a BS from Boston College.

Qualifications and Expertise: Mr. Hovsepian was selected to serve on our Board based on his extensive business experience in the technology sector, public company chief executive officer experience, and public company board experience, and his significant knowledge of Skillsoft from his prior service with the Skillsoft predecessor entity.

*In June 2020, Software Luxembourg and specified affiliates (the “Skillsoft Prior Entities”) commenced voluntary “prepackaged” petitions for relief under Chapter 11 of the U.S. Bankruptcy Court for the District of Delaware. In August 2020, the Skillsoft Prior Entities completed a successful restructuring and emergence from Chapter 11.

Jim Frankola

Independent Director Since: July 2024 Age: 60 Committee Service: • Audit • Talent and Compensation • Nominating and Governance

Experience: Jim Frankola has served as a member of the Board of Directors of Skillsoft Corp. since July 2024.

Mr. Frankola serves as a member of the Board of Directors and Chair of the Audit Committee of Ansys, Inc. (Nasdaq: ANSS), the global leader in engineering simulation since March 2021. He also serves as a member of the Board of Directors of 23andMe Holding Co. (OTC:MEHCQ), a leading human genetics and preventative health company, since October 2024.

Previously, Mr. Frankola served as a member of the Board of Directors of Cvent Holding Corp. (Nasdaq: CVT), a market-leading meetings, events and hospitality technology provider (from 2021 to 2023), and ActivIDentity Corporation, a credentials management and authentication company (from 2006 to 2010). He has also served as the Chief Financial Officer of Cloudera, Inc., an enterprise data cloud company (from 2012 to 2021) as well as Chief Financial Officer of Yodlee, Inc., a data aggregation and data analytics platform company (from 2010 to 2012) and the CFO of Ariba (from 2001-2008). Mr. Frankola has held various senior positions in financial and business management at several additional companies, including International Business Machines Corporation and Avery Dennison Corporation. In addition, Mr. Frankola serves as an advisor to early-stage artificial intelligence companies, Vectara and Narada.

Education: Mr. Frankola holds a BS in Accounting from Penn State University and a Master’s degree in International Business and Finance from NYU Stern School of Business.

Qualifications and Expertise: Mr. Frankola was selected to serve on our Board based on his extensive business experience in the technology sector, public company executive officer experience, and public company board experience.

Peter Schmitt

Director Since: June 2021 Age: 58

Experience: Peter Schmitt has served as a member of the board of directors of Skillsoft Corp. since June 2021. He previously served as a director for Software Luxembourg, the Skillsoft predecessor entity, from August 2020 until June 2021.

Dr. Schmitt serves as Industrial Advisor at EQT Partners AB (“EQT Partners”), a global investment organization listed on Nasdaq Stockholm (since May 2018) and as President at MEC Advisors LLC, an advisory firm (since October 2017). He is on the advisory board of ThermoAnalytics, Inc., a global developer of thermal, fluid-flow, and infrared modeling software (since 2019) as well as MAIT GmbH (since 2021), a provider of innovative and pioneering digital solutions, and xSuite Group GmbH (since 2022), a software manufacturer of intelligent applications automating document-based business processes, both 3i portfolio companies

Previously, Dr. Schmitt served on the board of Innovyze LLC, a water infrastructure data analytics software provider, (from 2019 to 2021) and Zemax LLC, an optical design and simulation software provider (from 2018 to 2021), both EQT Partners portfolio companies which were sold in 2021, as well as Upchain, a cloud based product lifecycle management software company (from 2019 to 2021), which was also sold in 2021. He served on the advisory board of Blume Global, Inc., an Apollo portfolio company specializing in supply chain optimization, from 2021 until its sale in 2023. Dr. Schmitt previously served as Senior Vice President of IoT & Digital Twin at Cenit AG, a specialist in product lifecycle management, enterprise information management solutions and application management services listed on the Prime Standard of the German Stock Exchange (from 2018 to 2019). Prior to Cenit, Dr. Schmitt served as Executive Vice President of Global Sales & Operational Marketing at ESI Group (from 2015 to 2017) and Vice President at Dassault Systèmes (from 2000 to 2015).

Education: Dr. Schmitt holds a Diplom Ingenieur (equivalent to Master of Engineering in Mechanical Engineering) from Technical University of Karlsruhe, Germany and a Doctorate degree in Manufacturing Engineering from the University of Stuttgart, Germany.

Qualifications and Expertise: Dr. Schmitt was selected to serve on our Board based on his extensive business experience, including with international organizations, and his knowledge of Skillsoft from his prior service with the Skillsoft predecessor entity.

Continuing Directors ‐– Class II Directors, serving until the 2026 Annual Meeting of Stockholders

Fahd Beg

Independent Director Since: July 2024 Age: 46 Committee Service: • Nominating and Governance

Experience: Fahd Beg has served as a member of the Board of Directors of Skillsoft Corp. since July 2024.

Mr. Beg has been an Investment Partner and part of the Investment Committee since December 2016 at Prosus N.V. and Naspers Ltd. (together, the “Prosus Group”), a global consumer internet group and one of the world’s largest technology investors and operators as well as the largest shareholder of the Company (as the indirect owner of MIH). He is also an Investment Partner of MIH Internet (UK) Ltd, a company in the Prosus Group. He also currently serves as a member of the Board of Directors of iFood Holdings B.V., a food delivery company operating in Brazil (since September 2023), a Prosus group portfolio company.

Previously, Mr. Beg served as the Chief Operating Officer of the Prosus Group’s Edtech, Food and Ecommerce segments (from 2021 to 2024) and the Prosus Group’s Chief Investment Officer (from 2018 to 2021). He also previously served on the Board of Directors of several leading technology companies, each a Prosus Group portfolio company, including: Eruditus Learning Solutions Pte Ltd (January 2022 – November 2024); GoodHabitz (October 2022 – July 2024); Takealot Online (RF)(PTY) (October 2023 – March 2024); Dante International S.A. (November 2023 – May 2024); Good BidCo B.V. (October 2022 – June 2024); and eMag (November 2023 – May 2024). Prior to his relationship with the Prosus Group, Mr. Beg was a Managing Director and Head of European Internet Investment Banking at Citigroup, Inc. (NYSE: C).

Education: Mr. Beg holds a BA from McGill University and an MBA from INSEAD.

Qualifications and Expertise: Mr. Beg was selected to serve on our Board based on his broad business expertise, including significant experience in the education technology sector and with high growth companies.

Michael S. Klein

Director Since: June 2021 Age: 61

Experience: Michael S. Klein has served as a member of the Board of Directors of Skillsoft Corp. since June 2021. He served as director for Churchill Capital Corp II, the predecessor listed company, since June 2019 and as well as the predecessor listed company’s Chief Executive Officer.

Mr. Klein serves as Managing Partner of M. Klein and Company, a leading global financial and strategic advisory firm he founded in 2012. He is the controlling shareholder of M Klein Associates, Inc., a private company founded in 2012 and is the founder and managing member of Garden State Capital Partners LLC, a private company founded in 2018.

Mr. Klein also currently serves as Chief Executive Officer and Chairman of Churchill Capital Corp IX (Nasdaq: CCIX) and Churchill Capital Corp X (Nasdaq CCCXU), publicly-traded special purpose acquisition companies whose sponsor is an affiliate of M. Klein and Company. In addition, Mr. Klein serves on the board of directors of Claritev (NYSE: CTEV), formerly known as Multiplan, Inc., a technology, data and insights company focused on healthcare, which merged with Churchill Capital Corp III in October 2020. Prior to the merger, he served as the Chief Executive Officer and Chairman of Churchill Capital Corp III (since February 2020). Mr. Klein also serves on the board of directors of Oklo, Inc. (NYSE: OKLO), a nuclear fuel recycling and fast fission power plant developer, which, in May 2024, merged with AltC Acquisition Corp., a publicly-traded special purpose acquisition company (“AltC”). Mr. Klein was the Chairman of the board of directors of Alt C (from 2021 to 2024).

Mr. Klein is also a director of Magic Leap, a private company  specializing in transparent optics technology and highly-precise, scalable optics manufacturing (since 2020), TBG AG, a private investment company (since 2013), Evolution Media Capital, a private sports media financial advisory company (since 2024), and various charitable organizations.

Previously, Mr. Klein was the Co-Founder and Chairman of Churchill Capital Corp IV, a publicly-traded special purpose acquisition company formed in July 2020. Churchill Capital Corp IV merged with Lucid Motors (Nasdaq: LCID), a technology company focused on electric vehicles, in July 2021. Mr. Klein also served on the board of directors of Credit Suisse Group AG and Credit Suisse AG from 2018 until October 2022. He was also the co-founder and Chairman of Churchill Capital Corp, a publicly-traded special purpose acquisition company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019, and Mr. Klein served on the board of directors of Clarivate Plc. until October 2020. In addition, Mr. Klein previously served on the boards of Churchill Capital Corp V, VI and VII.

Mr. Klein is a strategic advisor to companies, governments, and investors, with over 30 years in investment banking, including senior leadership roles at Citi and Salomon Smith Barney.

Education: Mr. Klein holds a BS from The Wharton School of the University of Pennsylvania, with concentrations in finance and accounting.
Qualifications and Expertise: Mr. Klein was selected to serve on our Board based on his significant investment banking and strategic advisory experience.

Lawrence H. Summers

Independent Director Since: June 2021 Age: 70 Committee Service: • Nominating and Governance

Experience: Lawrence H. Summers has served as a member of the Board of Directors of Skillsoft Corp. since June 2021 and as the Lead Independent Director since August 2024.

Dr. Summers serves as the Charles W. Eliot University Professor & President Emeritus of Harvard University (since January 2011) and is the Weil Director of the Mossavar-Rahmani Center for Business and Government at Harvard’s Kennedy School (since 2009). Dr. Summers is also an advisor to The Hamilton Project (since 2005), The Hutchins Center on Fiscal & Monetary Policy (since 2009), and the Peterson Institute for International Economics (since 2006). He is a distinguished senior fellow at the Center for American Progress (since 2012). In addition, Dr. Summers chairs the board of the Center for Global Development (since 2014) and serves on the board of the Andersen Institute of Economics (since 2023). He also serves on the international advisory board of Santander (NYSE: SAN), a leading retail and commercial bank (since 2016).

Dr. Summers also serves on the Board of Directors of OpenAI, a private research organization that develops artificial intelligence (since 2023) and serves on the Board of Directors of ONE, a global organization focused on fighting extreme poverty and preventable disease (since 2012).

Previously, Dr. Summers served as a director of Doma Holdings, Inc. (NYSE: DOMA), a real estate technology company (from September 2019 to September 2024). He also served as Director of the White House National Economic Council in the Obama Administration (from 2009 to 2010) and served as President of Harvard University (from 2001 to 2006). Dr. Summers has served in various other senior policy positions, including as Secretary of the Treasury in the Clinton Administration and Chief Economist of the World Bank. Dr. Summers also served on the Board of Directors of LendingClub Corporation (from 2012 to May 2018) and of Block, Inc. (from 2011 to March 2024).

Education: Dr. Summers holds a BS in Economics from the Massachusetts Institute of Technology and a PhD in Economics from Harvard University.
Qualifications and Expertise: Dr. Summers was selected to serve on our Board based on his extensive economic, financial, and business experience.

Continuing Directors – Class III Directors, serving until the 2027 Annual Meeting of Stockholders

Helena B. Foulkes

Independent Director Since: June 2021 Age: 60 Committee Service: • Audit • Talent and Compensation (Chair) • Nominating and Governance

Experience: Helena B. Foulkes has served as a member of the Board of Directors of Skillsoft Corp. since June 2021.

Ms. Foulkes is currently a member of the Board of Directors of Costco Wholesale Corporation (Nasdaq: COST), a membership warehouse club (since August 2023) where she is a member of the Audit Committee, the Executive Chair of PM Pediatrics, a business with 90 urgent care clinics supporting children (since 2023), the Executive Chair of the Board of Directors of Follett Higher Education Group, an educational service provider and omnichannel retailer (since 2022), and a member of the Board of Directors of Harry’s, Inc., a consumer packaged goods company (since 2000).

Previously, Ms. Foulkes served as the Chief Executive Officer and a member of the Board of Directors of Hudson’s Bay Company (“HBC”), a multinational retailer, (from February 2018 to March 2020), and as a member of the Board of Directors of Home Depot, Inc. (NYSE: HD), a home improvement goods retailer (from September 2013 to October 2021). Prior to HBC, she served as Executive Vice President of CVS Health Corporation (NYSE: CVS), an integrated pharmacy health care provider and retailer (from 2014 to 2018), and President of CVS Pharmacy (2014 to 2018). At CVS, Ms. Foulkes also served as Executive Vice President and Chief Health Care Strategy and Marketing Officer, Executive Vice President and Chief Marketing Officer, Senior Vice President of Health Services of CVS Pharmacy, Senior Vice President, Marketing and Operations Services, and Senior Vice President, Advertising and Marketing. In addition, Ms. Foulkes held positions in Strategic Planning, Visual Merchandising, and Category Management during her 20-plus years with CVS.

Education: Ms. Foulkes holds an AB from Harvard College and an MBA from Harvard Business School.

Qualifications and Expertise: Ms. Foulkes was selected to serve on our Board based on her extensive business experience, including public company chief executive officer experience, marketing experience and her role as a board member of prominent companies.

Karen G. Mills

Independent Director Since: June 2021 Age: 71 Committee Service: • Audit (Chair) • Talent and Compensation

Experience: Karen G. Mills has served as a member of the Board of Directors of Skillsoft Corp. since June 2021. She served as director for Churchill Capital Corp II, Skillsoft’s predecessor listed company, since June 2019.

Ms. Mills is a Senior Fellow at the Harvard Business School since January 2014 focusing on economic policy, U.S. competitiveness, entrepreneurship, and innovation. Ms. Mills is the President of MMP Group since October 1993, which invests in financial services, consumer products, and technology-enabled solutions businesses. She also serves as Vice Chair of the National Bureau of Economic Research and is a member of the Harvard Corporation.

Ms. Mills was previously a member of the Board of Directors of Clarivate Plc (NYSE: CLVT), a global provider of transformative intelligence (from May 2019 to January 2021). She was also a member of the Board of Directors of Churchill Capital Corp III and IV (from October 2020 to July 2021), Churchill Capital Corp V (from December 2020 to October 2023), Churchill Capital Corp VI (from February 2021 to December 2023) and Churchill Capital Corp VII (from February 2021 to August 2024). The Churchill group of companies are publicly-traded special purpose acquisition companies sponsored by an affiliate of M. Klein and Company.

In addition, Ms. Mills was a member of President Barack Obama’s Cabinet, serving as the Administrator of the U.S. Small Business Administration (from April 2009 to August 2013).

Education: Ms. Mills holds an AB in Economics from Harvard University, Magna Cum Laude, and earned an MBA from Harvard Business School.

Qualifications and Expertise: Ms. Mills was selected to serve on our Board based on her expertise in strategic and financial matters, business structure and growth, leadership, as well as her significant board of director experience.

Paul Peake

Independent Director Since: June 2021 Age: 42 Committee Service: • Talent and Compensation

Experience: Paul Peake has served as a member of the Board of Directors of Skillsoft Corp. since July 2024.

Mr. Peake is the General Counsel Food, B2C and Edtech since January 2020 for the Prosus Group, a global consumer internet group and one of the world’s largest technology investors and operators, as well as the largest shareholder of the Company (as the indirect owner of MIH), where he oversees all legal aspects of the Prosus Group’s investments across food delivery, ecommerce and edtech. He currently serves on the board of several privately held Prosus Group portfolio companies, including iFoods Holdings B.V., a food delivery company operating in Brazil (since September 2023) and Takealot Group, an ecommerce company based in South Africa (since March 2022).

Previously, Mr. Peake served as a member of the Board of Directors of HeyBlu IFN S.A., a non-banking financial services company (from December 2022 to October 2023) and as a member of the supervisory board of Flink SE, an on-demand grocery delivery service based in Germany (from May 2023 to August 2024). Prior to his relationship with the Prosus Group, Mr. Peake spent five years at eBay group holding various senior positions including Head of Legal for StubHub Inc.’s international business (from September 2014 to January 2020). Prior to eBay, he worked for global organizations including Federation Internationale de Football Association (FIFA), adidas, Volkswagen Group and the United Nations. Mr. Peake started his career as a private practice lawyer in London with Shoosmiths LLP.

He has more than 15 years of professional experience with more than a decade of experience holding senior positions in global internet companies.

Education: Mr. Peake qualified as a lawyer from Nottingham Law School followed by a Master’s degree in EU Competition Law from King’s College London.
Qualifications and Expertise: Mr. Peake was selected to serve on our Board based on his extensive business and legal experience, including in global internet companies.

CORPORATE GOVERNANCE AND OUR BOARD OF DIRECTORS

Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees, and the number of meetings held during the fiscal year ended January 31, 2025.

				Standing Committee Memberships
Name	Age	Director Since	Independent	Audit	Talent and Compensation	Nominating and Governance
Ronald W. Hovsepian	64	2021
Fahd Beg	46	2024	☑			☑
Helena B. Foulkes	60	2021	☑	☑	©	☑
Jim Frankola	60	2024	☑	☑	☑	☑
Paul Peake	42	2024	☑		☑
Michael S. Klein	61	2021
Karen G. Mills	71	2021	☑	©	☑
Peter Schmitt	58	2021
Lawrence H. Summers	70	2021	☑			©
FY 2025 Meetings			Board: 13	5	6	3
☑= Member © = Chair

Director Independence

The Board has determined that each of our directors and director nominees other than Mr. Hovsepian, who is also our Chief Executive Officer and Executive Chair, Mr. Klein, and Dr. Schmitt is “independent” as that term is defined under the New York Stock Exchange (“NYSE”) listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them, including those related person transactions described in the section entitled “Certain Relationships and Related Person Transactions.”

Board Leadership Structure

Our Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the Chairperson of the Board shall be elected by the Board. Pursuant to the MIH Subscription Agreement, the Board elected Ronald W. Hovsepian as the Chairperson of the Board (Executive Chair). The Board is free to elect another Chairperson at any time.

The Board has not adopted a policy requiring the CEO and Chairperson to be different persons. The Board believes that we and our stockholders are best served by maintaining flexibility to have any director serve as Chairperson and therefore believes that a permanent policy on whether the Chairperson and CEO positions should be separated or combined is not appropriate. However, an analysis of whether the Chairperson and CEO positions should be separated or combined is made on a periodic basis by the Board, which permits the Board to make changes to Board leadership that it believes are in the best interests of the Company and its stockholders. As a part of this process, the Board reviews whether the existing leadership structure provides strong independent oversight while balancing the need for extensive knowledge of business operations, risks and strategy implementation and accountability for Company performance.

In order to maintain the independent integrity of the Board, however, the Corporate Governance Guidelines provide that if the Chairperson is not an independent director, the Board shall appoint a Lead Director who must be independent. Prior to the formal appointment of Mr. Hovsepian as Chief Executive Officer in September of 2024, the Board appointed Lawrence H. Summers as the Lead Independent Director in August 2024. The Board is free to appoint another Lead Director at any time.

The Lead Director’s responsibilities include: (a) presiding at all meetings of the Board at which the Chairperson is not present, including executive sessions of the non-executive and/or independent directors; (b) serving as liaison between the Chairperson and the independent directors; (c) reviewing and approving materials to be sent to the Board; (d) approving the meeting agendas for the Board; (e) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) having the authority to call meetings of the independent directors (which occur at least once every year); and (g) if requested by major stockholders, ensuring that he or she is available for consultation and direct communication. If the Chairperson is an independent director, then the foregoing responsibilities will be handled by the Chairperson.

The Board has considered our leadership structure in light of the Company’s size, the nature of our business, the regulatory framework in which we operate, and our peers and has determined that the Board’s leadership structure continues to be appropriate at this time. This structure of having a combined Chairman/CEO, counterbalanced with an independent Lead Director with robust responsibilities and independent committee chairs, helps to ensure a unity of vision and strategy while still maintaining distinct roles of daily operations and oversight. The combined Chairman/CEO position also creates accountability to all stakeholders regarding the Company’s performance and risk management.

Board Size

The Board currently consists of nine directors. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board, subject to certain exceptions. Pursuant to the Sponsor Stockholders Agreement, we agreed to cause the Board to be comprised of nine directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Skillsoft.

Board Committees

The Board has three standing committees: an Audit Committee, a Talent and Compensation Committee (the “Compensation Committee”), and a Nominating and Governance Committee. NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) require that the Audit Committee be comprised solely of independent directors; NYSE listing standards and Exchange Act Rule 10C-1 require that the Compensation Committee be comprised solely of independent directors; and NYSE listing standards require that the Nominating and Governance Committee be comprised solely of independent directors. Each of our Audit Committee, Compensation Committee, and Nominating and Governance Committee is composed solely of independent directors under applicable SEC rules and NYSE listing standards. The members of each of our Audit Committee, Compensation Committee and Nominating and Governance Committee will continue to serve as such until their resignation or until otherwise determined by the Board.

Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website at https://investor.skillsoft.com under “Governance: Governance Documents.”

Audit Committee

The Audit Committee was established in accordance with Exchange Act Section 3(a)(58(A). The members of our Audit Committee are Helena B. Foulkes, Jim Frankola and Karen G. Mills, with Karen G. Mills serving as chair. Each member of the Audit Committee is financially literate, and the Board has determined that Helena B. Foulkes, Jim Frankola and Karen G. Mills each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has the accounting and financial management expertise required for Audit Committee members under applicable NYSE listing standards. The Board has determined that each member of our Audit Committee (and each individual who served on such committee at any time during fiscal 2025 for the period that such individual so served) is independent under the applicable SEC rules and NYSE listing standards. No member of the Audit Committee serves on more than three audit committees of public companies, including that of the Company.

The primary function of our Audit Committee is to oversee our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include:

•	appointing and retaining, approving the compensation of, overseeing, and evaluating the independence, qualification, and performance of our independent registered public accounting firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	overseeing our internal control over financial reporting and disclosure controls and procedures;

•	monitoring compliance with our Code of Business Conduct and Ethics and our compliance and ethics program;

•	overseeing management’s process by which risk assessment and risk management are undertaken, including significant business risks and major financial risk exposures; and

•	reviewing and approving related party transactions in accordance with our Related Person Transaction Policy.

Talent and Compensation Committee (“Compensation Committee”)

The members of our Compensation Committee are Helena B. Foulkes, Jim Frankola, Karen G. Mills and Paul Peake, with Helena B. Foulkes serving as chair. The Board has determined that each member of our Compensation Committee (and each individual who served on such committee at any time during fiscal 2025 for the period that such individual so served) is independent under the applicable SEC rules and NYSE listing standards. The primary responsibilities of our Compensation Committee include:

•	reviewing and determining executive compensation philosophy, policies and programs that support our overall business strategy;

•

on an annual basis, reviewing and recommending to the Board corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives, and determining Chief Executive Officer compensation based on this evaluation;

•

on an annual basis, reviewing and approving the corporate goals and objectives relevant to the compensation of our other executive officers, evaluating the executive officers’ performance in light of these goals and objectives, and determining the executive officers’ compensation based on this evaluation

•	administering our incentive and equity plans, including reviewing and approving or making recommendations to the Board regarding the issuance of equity awards;

•	overseeing the claw back policy; and

•	developing and recommending to the Board an executive officer succession plan.

The Compensation Committee may form and delegate authority to subcommittees from time to time as it sees fit but has not done so to date.

The Role of Management. Our CEO and Chief People Officer, working with internal resources as well as with our Compensation Committee’s compensation consultant, review our executive compensation program on an annual basis and make recommendations as to the type and amount of compensation based on the review of peer group and other market data, individual performance and other factors. Our CEO makes recommendations to our Compensation Committee regarding the compensation of our executives other than himself based on these same factors. The CEO does not participate in or make recommendations with respect to his own compensation and is not present during such discussions or determinations. After consideration of the foregoing, the Compensation Committee determines, in its sole discretion, whether to make adjustments to the base salary, annual cash incentive, equity award amounts or other compensation for our executives.

Nominating and Governance Committee

The members of our Nominating and Governance Committee are Fahd Beg, Helena B. Foulkes, Jim Frankola and Lawrence H. Summers, with Lawrence H. Summers serving as chair. The Board has determined that each member of our Nominating and Governance committee (and each individual who served on such committee at any time during fiscal 2025 for the period that such individual so served) is independent under NYSE listing standards. The primary responsibilities of our Nominating and Governance committee include:

•	making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and the committees of the Board;

•	overseeing and advising the Board with respect to our corporate governance matters; and

•	overseeing and discussing with management and the Board our activities relating to corporate social responsibility and sustainability matters.

Meeting Attendance

During fiscal 2025, we held a total of 13 Board meetings, five Audit Committee meetings, six Compensation Committee meetings and three Nominating and Governance Committee meetings. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and the standing committees on which he or she served during fiscal 2025, except for Lawrence H. Summers. Directors are expected to attend each annual meeting of stockholders. Seven of our nine directors attended our 2024 Annual Meeting of Stockholders. In addition, during fiscal 2025, the Board held at least four executive sessions during which only non-executive directors were present, and at least one session in which only independent directors were present.

Other Governance Matters

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the “Code”) that sets forth the legal and ethical standards of conduct for our directors, officers, and employees. It is intended to promote the conduct of our business in accordance with high standards of integrity and in compliance with all applicable laws, regulations, and NYSE listing standards. The Code includes a “code of ethics” as defined in Item 406(b) of Regulation S-K that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (this portion of the Code, the “SFO Code”).

The Code (including the SFO Code) is available on our investor relations website https://investor.skillsoft.com under “Governance: Governance Documents.” In the event we make any amendment to, or grant any waiver from, a provision of the SFO Code that requires disclosure under applicable SEC rules, we will disclose such amendment or waiver and the reasons therefore on our investor relations website as set forth above. The contents of our website are not incorporated by reference or made a part hereof for any purpose.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described under the heading “Risk Factors” in our 2025 Form 10-K filed with the SEC on April 14, 2025.

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to the Company and its stockholders. While management is responsible for the day-to-day management of risks we face, our Board, as a whole and through its committees, has responsibility for the oversight of our risk management process. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board administers this oversight function directly through the Board itself, and through various Board standing committees that identify, categorize and address risks inherent in their respective areas of oversight. In particular, our Board and its committees are responsible for monitoring and assessing strategic risk exposure over the short, intermediate and long-term, including a determination of the nature and level of risk appropriate for the Company. For example:

•

Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines, policies and steps to govern the process by which risk assessment and management is undertaken and the establishment and management of appropriate systems to manage such risks, including oversight of the ERM program described below;

•

Our Nominating and Governance Committee oversees risks related to governance, including our corporate governance practices, the composition and effectiveness of our Board, and risks related to corporate social responsibility and sustainability; and

•

Our Compensation Committee receives updates on trends and developments in compensation and related matters from its independent compensation consultant throughout the year to assist in evaluating whether any of our compensation policies and programs have the potential to encourage excessive risk.

We have also established an enterprise risk management (“ERM”) program, with a focus on implementing a framework, identifying and assessing risks, and mitigating and monitoring processes for such identified risks. The ERM program is led and managed by a steering committee consisting of members of our executive leadership team and a management risk committee, consisting of functional business leaders. Each enterprise risk has a “risk owner” and a timeline for which to evaluate potential risks. The Board has delegated primary responsibility for overseeing the ERM program to the Audit Committee. The Audit Committee regularly reviews and discusses the ERM program with management, and reports on such discussions to the full Board. We have also established a comprehensive compliance program and have appointed a Chief Compliance Officer to manage the compliance program.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the duties and responsibilities of the Board, director independence, Board leadership structure, executive sessions, principal executive officer evaluations, succession planning, director nomination, qualification and election, director orientation and continuing education, Board agenda, materials, information and presentations, director access to Company employees and independent advisers, Board communication with stockholders and others, director compensation and annual Board and committee performance evaluations. A copy of our Corporate Governance Guidelines is available on our investor relations website https://investor.skillsoft.com under “Governance: Governance Documents.”

Prohibition of Insider Trading, Pledging and Hedging

The Company has adopted insider trading policies and procedures (“Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of its securities by the directors, officers, employees, and the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable NYSE listing standards. Our Insider Trading Policy is filed as exhibit 19.1 to our 2025 Form 10-K. Our Insider Trading Policy also contains prohibitions on both pledging and hedging. Directors, officers and employees are prohibited from engaging in “short” sales, puts, calls, or other publicly traded options with respect to any Company securities, and from placing standing or limit orders on any Company securities outside of an insider trading arrangement established pursuant to Rule 10b5-1, other than orders with a duration of three or fewer business days. In addition, our Insider Trading Policy prohibits directors, officers, and employees in key financial reporting or communications roles from short-term trading; pledging, hypothecating or otherwise encumbering shares of Company securities as collateral for indebtedness, including holding securities in a margin account or any other account that could cause the securities to be subject to a margin call or otherwise be available as collateral to a margin loan; and purchasing a financial instrument or entering into any transaction that is designed to hedge, establish downside price protection or otherwise offset declines in the market value of Company securities, including puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds (excluding broad-based index funds) and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value of Company securities.

Communications with the Board

The Board values stockholder communication and welcomes questions or comments about Skillsoft and its operations. Stockholders or other interested parties who wish to communicate with our Board or any individual director, including any Board committee chair, the Lead Director, or our non-management or independent directors as a group, may send communications in writing to: Corporate Secretary, Skillsoft Corp., 300 Innovative Way, Suite 2210, Nashua, NH 03062. You must include your name and address in the written communication and indicate whether you are a stockholder. The Corporate Secretary will review any communication received from a stockholder or other interested party, and all communications regarding bona fide issues or questions concerning the Company will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

For fiscal 2025, our non-employee director compensation program consisted of an annual cash retainer of $50,000 (“Annual Retainer”), payable in substantially equal quarterly installments in arrears, the additional annual cash retainers described below, and an equity grant valued at $200,000. The annual equity award is typically made in connection with the annual meeting for the year and was based on the prior 90-trading day average stock price. For fiscal 2025, this resulted in 20,306 restricted stock units (valued at issuance at approximately $336,064 for those restricted stock units granted in July 2024 and approximately $294,604 for the restricted stock units granted in August 2024 to a new director whose term began following our last annual meeting). The value at issuance differed from $200,000 as a result of the difference between our stock price on the issuance date as compared to the 90-day average. The restricted stock units vest on the first anniversary of the grant date or the date of the next annual meeting of stockholders, whichever is earlier, subject to the director’s continued service on such vesting date. Directors may elect to defer receipt of 100% of the shares underlying their annual equity award until the earlier of (i) 30 days following a separation from service, and (ii) a change in control event under the Skillsoft Corp. 2020 Omnibus Incentive Plan, as amended (the “2020 Plan”).

Additionally, on an annual basis, the chairperson of the Board receives an additional cash retainer of $50,000 and the Lead Director receives an additional cash retainer of $25,000. The chairpersons of our three standing committees receive an additional cash retainer of $25,000 and directors who serve on a standing committee receive an additional cash retainer of $10,000 for each such committee. Any such amounts are payable in substantially equal quarterly installments in arrears.

Effective August 1, 2024, the Board voted to waive the general Annual Retainer of $50,000 through August 1, 2025; however, the Board may vote to reinstate the Annual Retainer at any time. Directors received a pro-rated portion of the Annual Retainer in fiscal 2025 for the period served prior to August 1, 2024. The additional annual cash retainers were not waived.

Each of our directors is also reimbursed for reasonable travel and related expenses associated with attendance at our Board or committee meetings.

The current MIH Directors are not compensated for their service as directors.

Director Compensation Table for Fiscal 2025

The table below sets forth the compensation of all our non-executive directors for fiscal 2025. Mr. Hovsepian’s compensation for the time that he was a director prior to being named Executive Chair in April 2024 is included in the Summary Compensation Table. Mr. Tarr, who retired as the Company’s Chief Executive Officer and a member the Board in April 2024, did not receive any compensation for his service as a director in fiscal 2025.

	Fees earned or paid in cash	Stock Awards	Total
Name	($)*	($) (9)	($)
Fahd Beg (1)	$-	$-	$-
Helena B. Foulkes (2)	$57,997	$336,064	$394,061
Jim Frankola (3)	$15,591	$294,640	$310,231
Michael S. Klein (4)	$25,000	$336,064	$361,064
Karen G. Mills (5)	$60,000	$336,064	$396,064
Paule Peake (1)	$-	$-	$-
Peter Schmitt (4)	$25,000	$336,064	$361,064
Lawrence H. Summers (6)	$51,989	$336,064	$388,053
Patrick Kolek (7)	$45,780	$-	$45,780
Lawrence C. Illg (8)	$27,903	$-	$27,903

* References to “pro-rated” cash director fees in the footnotes below refer to cash fees received by such director for the period of such director’s service on the Board and/or a committee of the Board, as applicable, during fiscal 2025.

(1)	As MIH Directors, Messrs. Beg and Peake did not receive any compensation in fiscal 2025.
(2)

Ms. Foulkes’ cash director fees consisted of annual fees of $10,000 for service as a member of the Audit Committee; and prorated annual fees as follows: (i) $25,000 for the Annual Retainer; (ii) $18,758 for service as Chair of the Compensation Committee; and (iii) $4,239 for service as a member of the Nominating and Governance Committee.

(3)

Mr. Frankola’s cash director fees consisted of prorated annual fees as follows (i) $1,733 for the Annual Retainer; (ii) $5,380 for service as a member of the Audit Committee; (iii) $4,239 for service as a member of the Compensation Committee; and (iv) $4,239 for service as a member of the Nominating and Governance Committee.

(4)	Messrs. Klein and Schmitt’s cash director fees consisted of a prorated Annual Retainer of $25,000.
(5)

Ms. Mills’ cash director fees consisted of (i) $25,000 for her service as Chair of the Audit Committee and (ii) $10,000 for her service as a member of the Compensation Committee; and a prorated annual fee of $25,000 for the Annual Retainer.

(6)

Dr. Summers’ cash director fees consisted of prorated annual fees as follows: (i) $25,000 for the Annual Retainer; (ii) $5,793 for service as a member of the Nominating and Governance Committee; (ii) $10,598 for service as Chair of the Nominating and Governance Committee; and (iii) $10,598 for his service as Lead Director.

(7)

Mr. Kolek’s cash director fees consisted of prorated annual fees as follows: (i) $23,098 for the Annual Retainer; (ii) $8,596 for his service as Chair of the Board; (iii) $2,537 for his service as a member of the Audit Committee; and (iv) $11,549 for his service as Chair of the Nominating and Governance. Mr. Kolek’s service as a director ended on July 18, 2024.

(8)

Mr. Illg’s cash director fees consisted of prorated annual fees as follows: (i) $23,098 for the Annual Retainer and (ii) 4,805 for service as a member of the Compensation Committee. Mr. Illg’s service as a director ended on July 18, 2024.

(9)

On July 19, 2024, each non-employee director, other than Mr. Beg, Mr. Peake and Mr. Frankola, received an award of 20,306 restricted stock units for fiscal 2025. Mr. Frankola received an award of 20,306 restricted stock units on August 29, 2024. The grant date fair value of such restricted stock units was computed in accordance with ASC Topic 718 excluding the effect of estimated forfeitures at $16.55 per share for the July 2024 grants and $14.51 per share for the August grant. All such restricted stock units will vest on the first anniversary of the grant date, or the date of the next annual meeting of stockholders, whichever is earlier. The amounts above include those shares deferred by certain of our non-employee directors at their election. Please see Security Ownership of Certain Beneficial Owners and Management for additional information on shares that our directors own, including those shares that such directors have elected to defer. As of January 31, 2025, the aggregate number of outstanding equity awards (consisting solely of unvested restricted stock units) held by each non-employee director (other than the MIH Nominees) was 20,306. See Notes 2 and 17 to our financial statements included in our 2025 Form 10-K for descriptions of the methodologies and assumptions we used to value restricted stock unit awards.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are providing our shareholders with an advisory (non-binding) vote on the compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement.

As described in this Proxy Statement, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance, motivate our executives, including our NEOs, to make decisions intended to produce desired financial results while at the same time avoiding the encouragement of unnecessary or excessive risk taking, and align executive pay with stockholder return over both the short and long term. Under this program, our NEOs are rewarded for achieving specific annual and long-term strategic, financial, and operational goals, and for increasing shareholder value. We believe that our executive compensation program appropriately links pay to performance and is well aligned with the long-term interests of our stockholders. Further, we believe that our executive compensation objectives and core principles have resulted in executive compensation decisions that have appropriately incentivized the achievement of financial goals that have benefited the Company and our stockholders and are designed to help drive long-term stockholder value over time. Our Compensation Committee regularly reviews our executive officer compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders.

Accordingly, we are asking for our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement, and recommend that stockholders vote, on an advisory basis, “FOR” the following resolution:

“RESOLVED, that the compensation paid to named executive officers, as disclosed in the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders pursuant to Item 402(m) through (q) of Regulation S-K adopted by the SEC, including the executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved on an advisory basis.”

The foregoing resolution is an advisory resolution that will not have any binding legal effect regardless of whether it is approved or not, and will not be construed as overruling a decision by the Company, the Compensation Committee or the Board, or creating or implying any change in or addition to their respective fiduciary duties. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the NEOs that has already been paid or contractually committed, there is generally no opportunity for the Compensation Committee to revisit those decisions. However, the Board and Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when considering future decisions on our executive compensation policies and the compensation of our executive officers.

This is the first year the Company is conducting a Say-On-Pay vote.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NEOS.

The above-referenced disclosures appear under the heading “Executive Compensation” in this Proxy Statement.

PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to vote to approve, on an advisory (nonbinding) basis, the frequency on which the Say-On-Pay vote should occur, commonly known as a “Say-on-Frequency” proposal. Pursuant to Section 14A of the Exchange Act, this year and every six years thereafter, our stockholders must be given the opportunity to indicate how frequently we should seek an advisory (nonbinding) vote on the compensation of our NEOs: every three years, every two years, or every year. In addition, stockholders may abstain from voting on this proposal.

This is the first year the Company is conducting a Say-On-Frequency vote.

Factors to Consider in Voting on This Proposal

Our Board has discussed and carefully considered the alternatives regarding the frequency of Say-On-Pay proposals in an effort to determine the approach that would best serve the Company and our stockholders.

Factors considered in support of an annual Say-On-Pay vote include the following:

●	An annual Say-On-Pay vote provides us with immediate and direct input from our stockholders on our compensation principles and practices as disclosed in the proxy statement every year;

●

An annual Say-On-Pay vote provides frequent communication from our stockholders, which is consistent with our efforts to seek input from our stockholders regarding corporate governance and our compensation philosophy; and

●

The lack of an annual Say-on-Pay advisory vote might make it more difficult for the Company to understand the outcome of a stockholder vote as to whether the stockholder vote pertains to the compensation disclosed in the current year proxy statement or pay practices over the previous year or two.

As a result, a frequency other than annual might make it more difficult for the Board to understand and respond appropriately to the message being communicated by our stockholders. After careful consideration, our Board believes that it is most appropriate to conduct an advisory vote on NEO compensation every year; therefore, our Board recommends that you vote for an annual advisory vote on compensation of our NEOs.

Stockholders will be able to specify one of four choices for this proposal on the Proxy Card: every three years, every two years, every year, or abstain. Although non-binding, the Board and the Compensation Committee will carefully review the voting results.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EVERY YEAR ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NEOS.

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending January 31, 2026 (“fiscal 2026”) and is asking stockholders to ratify this appointment at the Annual Meeting.

EY has audited our financial statements annually since 2020. A representative of EY is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select EY as our independent registered public accounting firm for fiscal 2026, the Audit Committee determined that retention of EY is in the best interests of the Company and our stockholders. Information regarding fees billed by EY for our 2025 and 2024 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain EY but may ultimately determine to retain EY as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026.

Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that EY billed us for professional services rendered for fiscal 2025 and 2024 (in thousands):

Fee Category	2025	2024
Audit Fees	$3,173	$1,886
Audit-Related Fees	$20	$–
Tax Fees	$990	$1,309
All Other Fees	$–	$–
Total Fees	$4,183	$3,195

Audit Fees

Audit Fees include fees for professional services performed by EY for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting, and review of financial statements included in our Form 10-Q filings, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, such as registration statement consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include fees for the assurance and related services performed by EY that are reasonably related to the performance of the audit or review of our financial statements. We did not incur any Audit-Related Fees in fiscal 2024 and $20,000 in fees in fiscal 2025 related to a specific audit-related task outside of the United States.

Tax Fees

Tax Fees include aggregate fees billed for professional services performed by EY with respect to tax compliance, tax advice, and tax planning. In fiscal 2025 and 2024, these services included assistance regarding federal, state and international tax compliance, tax planning, assistance with transfer pricing analyses and general consultations.

All Other Fees

All other fees are the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in audit fees, audit-related fees, and tax fees. We did not incur any other fees for fiscal 2025 or 2024.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the Audit Committee charter, the Audit Committee pre-approves all services and fees to be provided by our independent registered public accounting firm for audit, audit-related, tax and all other services allowable under applicable rules and regulations. All such services and fees provided by our independent registered public accounting firm during fiscal year 2025 and 2024 were pre-approved by the Audit Committee.

Percentage of Hours Expended on EY’s engagement not performed by EY’s full-time, permanent employees (if greater than 50%)

Not applicable.

Audit Committee Report

The Audit Committee assists our Board in overseeing and monitoring Skillsoft’s accounting, financial reporting, and internal audit processes and the external audit of Skillsoft’s financial statements. The Audit Committee operates pursuant to a written charter that is available on our investor relations website at https://investor.skillsoft.com under “Governance: Governance Documents.”

Our management is responsible for preparing our consolidated financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. EY, our independent registered public accounting firm for the fiscal year ended January 31, 2025, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee is responsible for assisting our Board in overseeing the conduct of these activities by management and the independent auditor. In fulfilling its oversight responsibilities with respect to our audited consolidated financial statements for the fiscal year ended January 31, 2025, the Audit Committee took the following actions:

•	reviewed and discussed with management Skillsoft’s audited consolidated financial statements for the fiscal year ended January 31, 2025;
•	discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•

discussed with EY their independence and received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 for filing with the SEC.

Members of the Audit Committee:

Karen G. Mills, Chair

Helena B. Foulkes

Jim Frankola

PROPOSAL NO. 5: APPROVAL TO ADJOURN THE ANNUAL MEETING

Proposal No. 5 (Approval to Adjourn the Annual Meeting) asks stockholders to approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, as determined by the Board in its sole discretion to permit further solicitation and vote of proxies if based upon the tabulated votes at the time of the Annual Meeting, there are insufficient shares represented (either in person or by proxy) and entitled to vote to constitute a quorum necessary to conduct business at the Annual Meeting or to approve any of the foregoing proposals.

If a quorum is not present at the Annual Meeting, our stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting but there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals in this Proxy Statement, our stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of any of the proposals.

If a quorum is not present at the Annual Meeting, Section 2.09 of our Bylaws also permits the chairman of the Annual Meeting to adjourn the meeting from time to time until a quorum shall be present.

Approval to adjourn the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the foregoing proposals or in the absence of a quorum requires the affirmative vote of the holders of a majority of the shares that are represented in person or by proxy at the Annual Meeting and entitled to vote on such a matter.

Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. If the Annual Meeting is adjourned, the time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY

EXECUTIVE OFFICERS

This section describes the positions, ages as of May 29, 2025, and selected biographical information for each of the Company’s current executive officers (other than Mr. Hovsepian, our Executive Chair and Chief Executive Officer, whose biographical information appears above under “Nominees and Continuing Directors”). There are no arrangements or understandings with another person pursuant to which any of our executive officers were selected as officers. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Name	Age	Position
Matthew Glitzer	57	Chief Revenue Officer
Apratim Purakayastha	57	GM, Talent Development Solutions
John Frederick	61	Chief Financial Officer

Matthew Glitzer has served as the Company’s Chief Revenue Officer since April 2023. As Chief Revenue Officer, Mr. Glitzer is responsible for Skillsoft’s global revenue-generation strategy, go-to-market approach, and sales operations. Joining the Company in September 2022, Mr. Glitzer brings more than 20 years of experience in sales leadership, operational and P&L management, strategic alliances management, and sales operations. During his tenure with Skillsoft, Mr. Glitzer has served as the Senior Vice President and GM for North America, India, and the APAC region, as well as the Global Head of Regional Sales. Prior to joining Skillsoft, Mr. Glitzer served as Vice President, Security Sales, IBM Americas (from July 2021 to August 2022) where he was responsible for all Security related products and services. Previously, Mr. Glitzer served as Vice President, IBM’s Integrated Security Business Unit — Asia Pacific (from February 2020 to June 2021), where he was responsible for Security Software sales and Services and was a member of IBM’s regional Senior Leadership Team. In Mr. Glitzer’s prior roles in Greater China for IBM, he was a member of the Global Technology Services leadership team holding the positions of General Manager, Global Technology Services, Hong Kong and Head of Client Management and Offerings (from July 2018 to January 2020). In these roles, he had country and regional P&L responsibility for all managed service clients, as well as technology solutioning, consulting and go-to-market offerings. Before joining IBM in 2005, he was vice president of Field Alliances for SAP America. Mr. Glitzer holds an MBA from George Washington University and a BS in Political Science from Rutgers College.

Apratim Purakayastha has served as the Company’s General Manager (“GM”), Talent Development Solutions since July 2024 and previously was the Company’s GM, Enterprise Solutions, Chief Product and Technology Officer from September 2023 to July 2024, Chief Product and Technology Officer from July 2022 to September 2023 and as Group Chief Technology Officer of the predecessor Skillsoft entity and the Company from July 2016 to July 2022.* During this time, Mr. Purakayastha also served as Chief Operating Officer of SumTotal, a former Skillsoft business, from September 2016 to September 2019. Mr. Purakayastha previously served as GM and Senior Vice President of SaaS at SevOne where he was responsible for its on-demand/SaaS business segment, after holding the position of Senior Vice President Engineering. Prior to SevOne, Mr. Purakayastha held senior technology positions including Group President at ACI Worldwide and Director of Software at IBM. Mr. Purakayastha holds a Doctor of Philosophy degree in Computer Science from Duke University, a Master of Science degree in Computer Science from Washington State University and a BS in Computer Science from Jadavpur University, India.

John Frederick was appointed the Company’s Chief Financial Officer on May 15, 2025. He previously served as the Company's Chief Transformation Officer since August 7, 2024, a position where he oversaw the Company's business planning. From September 2021 to February 2024, prior to his employment as the Company’s Chief Transformation Officer, Mr. Frederick also held strategic leadership positions of increasing responsibility at Indigo Ag, an agriculture technology company, including Global Head of Carbon Commercial Operations and Chief Financial Officer, where he helped scale the business through a considerable growth phase while reducing core costs and deleveraging the business. Mr. Frederick acted as an advisor to Indigo Ag from March 2021 through September 2021. Mr. Frederick previously held senior positions at the predecessor Skillsoft entity and Company, serving as Chief Administrative Officer of the Company from November 2018 to June 2021 and simultaneously serving as Chief Executive Officer of SumTotal Systems LLC, a former subsidiary of the Company, from September 2019 to June 2021.* In those linked roles, he led Company transformation efforts. Among other roles, he has previously held senior finance and administrative roles in several consumer product and technology companies as well as a predecessor company to a prominent “Big 4” public accounting firm. Mr. Frederick has served as a member of the Board of Directors of SenSanna, Inc., an early stage sensor technology business since August 2016. He has more than twenty years of experience leading financial, operational and administrative functions within private and public companies ranging from start-ups through companies with revenue of more than $2 billion.

*In June 2020, Software Luxembourg and specified affiliates (the “Skillsoft Prior Entities”) commenced voluntary “prepackaged” petitions for relief under Chapter 11 of the U.S. Bankruptcy Court for the District of Delaware. In August 2020, the Skillsoft Prior Entities completed a successful restructuring and emergence from Chapter 11.

EXECUTIVE COMPENSATION

This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for fiscal 2025 that we provided to our named executive officers. As a “smaller reporting company” as defined in Exchange Act Rule 12b-2, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement. We have elected to comply with the SEC’s scaled disclosure requirements applicable to smaller reporting companies. Nonetheless, we have included additional information regarding our compensation-setting process and our compensation program beyond what is required of smaller reporting companies.

Our named executive officers (or “NEOs”) for fiscal 2025 consist of our current principal executive officer, our next two most highly compensated executive officers who were serving as executive officers at the end of fiscal 2025 and our former principal executive officer as follows:

Name	Fiscal 2025 Position
Principal Executive Officer
Ronald W. Hovsepian (1)	Executive Chair and Chief Executive Officer

Next Two Most Highly Compensated Executive Officers
Richard Walker (2)	Former Chief Financial Officer
Apratim Purakayastha	GM, Talent Development Solutions

Former Principal Executive Officer
Jeffrey R. Tarr (3)	Former Chief Executive Officer and President

(1)

The Board of Directors appointed Ronald W. Hovsepian as the Company’s interim principal executive officer and Executive Chair effective April 16, 2024. On September 4, 2024, Mr. Hovsepian was appointed our Executive Chair and Chief Executive Officer pursuant to a letter agreement between Mr. Hovsepian and the Company.

(2)	Mr. Walker ceased to serve as Chief Financial Officer on May 15, 2025. Mr. Walker is expected to continue to serve as an Advisor to the Company until July 4, 2025.
(3)

Mr. Tarr retired from his position as Chief Executive Officer and as a member of the Board effective April 16, 2024. Mr. Tarr continued to serve as an advisor to the Executive Chair of the Company until May 9, 2024, on which date his employment with the Company terminated.

Fiscal 2025 Summary Compensation Table

The following table sets forth compensation awarded to or earned by each of our NEOs for the fiscal years indicated.

Name and principal	Fiscal	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan compensation	All other compensation
position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)(5)	Total ($)
Ronald W. Hovsepian (6)	2025	$639,063	$1,500,000	$7,540,000	—	$4,569,044	—	$14,248,107
Executive Chair and
Chief Executive Officer

Apratim Purakayastha	2025	$540,750	$200,000	$1,489,500	—	$365,006	$3,000	$2,598,256
GM, Talent
Development Solutions	2024	$536,812	—	$2,071,961	—	—	$10,620	$2,619,393

Richard Walker	2025	$540,750		$1,285,000	—	$369,062	$6,150	$2,200,962
Chief Financial Officer
	2024	$536,812	—	$2,233,706	—	—	$4,000	$2,774,518

Former Officer(s)
Jeffrey R. Tarr (7)	2025	$213,608	—	—	—	—	$1,268,426	$1,482,034
Chief Executive Officer
and President	2024	$766,875	—	$3,529,500	—	—	$10,444	$4,306,819

(1)

For fiscal 2025, the amounts reported in the “Salary” column consist of base salary earned during the year. With respect to Mr. Hovsepian, includes an additional $27,500 for prorated annual director fees related to his prior service as a non-executive member of the Board of Directors in the first quarter of fiscal 2025.

(2)

For fiscal 2025, the amounts in this column for Mr. Hovsepian represent a sign-on bonus in connection with his appointment as Chief Executive Officer of the company in September 2024. Amounts in this column for Mr. Purakayastha represent a discretionary retention cash payment pursuant to a Transition Award Agreement entered into by the Company and Mr. Purakayastha on July 24, 2024.

(3)

For fiscal 2025, the amounts represent the aggregate grant date fair value of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures and, in the case of the PSUs, based on the probable outcome of the performance conditions as of the grant date. See “Outstanding Equity Awards at Fiscal 2025 Year-End” below for a listing of RSU and PSU awards outstanding for each named executive officer as of January 31, 2025. The PSUs vest according to service and performance conditions. The fair values of PSUs based on market performance conditions are estimated using the Monte Carlo valuation method. With respect to the PSUs where the number of shares ultimately issued is based upon the achievement of Relative TSR (PSUs granted in fiscal 2024) annually over a three-year performance period, the target number of shares is used for the purpose of the above table. Assuming the maximum level of performance is achieved, and the payout is 200% of target, the grant date fair value of the PSU awards would be: Apratim Purakayastha - $1,130,000, Richard Walker - $1,299,500, and Jeffrey Tarr - $3,525,600. For fiscal 2025, PSUs granted were not based on market performance conditions. See Note 2 and Note 17 to our financial statements included in our 2025 Form 10-K for descriptions of the methodologies and assumptions we used to value our awards.

(4)

Amounts disclosed as Non-Equity Incentive Plan Compensation represent amounts paid to our NEOs under our annual cash incentive program, as discussed further in the Elements of NEO Compensation – Annual Cash Incentive Program section below. Amounts for Mr. Hovsepian also include the aggregate grant date fair value of a performance-based cash award granted in connection with his appointment as Chief Executive Officer of the company in September 2024. Additional information regarding this award is included in the Agreements with NEOs – Mr. Hovsepian section below.

(5)

Amounts for Mr. Purakayastha (i) for fiscal 2025 include a matching 401(k) plan contribution of $3,000, and (ii) for fiscal 2024 include a matching 401(k) plan contribution of $4,000, $4,677 related to guest travel expenses, and a $1,943 tax gross-up related to the same. Amounts for Mr. Walker (i) for fiscal 2025 include a matching 401(k) plan contribution of $3,000, and $3,150 towards an annual executive health evaluation, and (ii) for fiscal 2024 include a matching 401(k) plan contribution of $4,000. Amounts for Mr. Tarr (i) for fiscal 2025 include payments pursuant to his separation agreement dated May 23, 2024, equal to $1,263,909, a matching 401(k) plan contribution equal to $1,167, and $3,350 towards an annual executive health evaluation, and (ii) for fiscal 2024 include a matching 401(k) plan contribution equal to $4,000, $3,150 towards an annual executive health evaluation, $1,847 related to guest travel expenses, and a $1,447 tax gross-up related to the same.  Guest travel expenses for Mr. Tarr and Mr. Purakayastha were incurred for an annual conference where NEOs were permitted to have spousal participation.

(6)	Mr. Hovsepian was appointed our interim principal executive officer and Executive Chair on April 16, 2024, and formally appointed our Chief Executive Officer on September 4, 2024.
(7)

Mr. Tarr retired from his position as Chief Executive Officer and as a member of the Board effective April 16, 2024. Mr. Tarr remained as an advisor to the Executive Chair of the Company until May 9, 2024. Mr. Tarr did not receive any compensation as a member of the Board during fiscal 2025 or fiscal 2024. For additional information on amounts paid to Mr. Tarr, please see the Agreements with NEOs – Mr. Tarr section below.

Compensation Philosophy

Our compensation policies and philosophies are designed to:

•	attract, retain, and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value;

•	retain leaders who engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and

•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

Independent Compensation Consultant

The Compensation Committee retains an independent compensation consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (the “Consultant”), to support the oversight and management of the Company’s executive compensation program. The Compensation Committee has sole authority to select, retain or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. One or more representatives of the Consultant attend Compensation Committee meetings, as requested. The Compensation Committee makes all final decisions. The Consultant’s specific roles include:

•	advising the Compensation Committee on executive compensation trends and regulatory developments;

•	providing a total compensation study for executives, compared against the companies in the peer group, and recommendations for executive pay;

•	working with the Compensation Committee to develop an appropriate peer group of comparable companies to serve as a reference point in executive compensation decision-making;

•	providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk;

•	serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting;

•	advising the Compensation Committee on management’s pay recommendations; and

•	reviewing and providing compensation recommendations for non-employee directors to the Board.

The Compensation Committee has assessed the independence of the Consultant as required by SEC rules and NYSE listing standards. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act and under Section 303A.05(c)(iv) of the NYSE listing rules. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.

Elements of NEO Compensation

The material elements of the compensation program for our NEOs include the following, which are described in detail below: (i) annual base salary, (ii) annual cash incentive (a short-term incentive tied to specified Company annual performance goals), (iii) long-term equity incentives (a long-term incentive opportunity consisting of RSUs, PSUs, and/or stock options), and (iv) broad-based employee benefits, including a 401(k) retirement plan. These elements (and the amounts of compensation and benefits under each element) were selected based on ensuring market competitiveness and because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success.

Annual Base Salary

The NEOs receive a base salary to compensate them for services rendered to the Company. Their base salary is subject to increase and will be reviewed for market competitiveness, from time to time, in the discretion of our Board or the Compensation Committee, as appropriate. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and alignment to market. Each NEO’s initial base salary was provided in his employment agreement or offer letter. The actual base salaries paid to each NEO for fiscal 2025 are set forth above in the “Summary Compensation Table” under the column entitled “Salary”.

Annual Cash Incentive Program

Our Compensation Committee adopts an annual cash incentive program (“CIP”) pursuant to which we provide a cash payout opportunity to certain employees, including our NEOs, based on achievement of specified performance goals subject to the discretion of the Compensation Committee. Each of our NEOs is eligible to participate in the annual CIP, as described in their respective employment agreement or offer letter. Under our annual CIP, each NEO is assigned a “Target %” - a percentage of such NEO’s base salary (as specified in each NEO’s employment agreement or offer letter). An NEO’s Target Award Opportunity is equal to such NEO’s Target % multiplied by their base salary. An NEO’s Weighted Target Award Opportunity is equal to such NEO’s Target Award Opportunity multiplied by the weighting (as described below) of the applicable target.

For the fiscal 2025 CIP, the Compensation Committee set performance targets for the corporate function named executive officers (Mr. Hovsepian and Mr. Walker) based on achievement against a GAAP revenue target of $546.7 million (the “Revenue Target”) and a non-GAAP Adjusted EBITDA target of $110 million (the “Adjusted EBITDA Target”). For our business team named executive officer (Mr. Purakayastha), the Compensation Committee set performance targets based on achievement against the Revenue Target, the Adjusted EBITDA Target, and a target based on a non-GAAP TDS business operating performance measure for the second half of fiscal 2025 (the “H2 TDS Operating Metric”). The Adjusted EBITDA Target and H2 TDS Operating Metric are each defined in the footnotes to the table below.

For Mr. Hovsepian and Mr. Walker, the Revenue Target comprised 40% of their Target Award Opportunity and the Adjusted EBITDA Target comprised 60% of their Target Award Opportunity and for Mr. Purakayastha the Revenue Target comprised 40% of his Target Award Opportunity, the Adjusted EBITDA Target comprised 40% of his Target Award Opportunity and the H2 TDS Operating Metric comprised 20% of his Target Award Opportunity, in each case, with payouts to be reduced if necessary to maintain no less than $110 million in Adjusted EBITDA (“plan protection provision”). These performance measures were chosen to motivate executives to achieve both top-line growth as well as bottom-line profitability.

The payout schedule followed a linear scale for each of the Revenue Target, the Adjusted EBITDA Target and the H2 TDS Operating Metric, as applicable, ranging from:

•	0% of the Weighted Target Award Opportunity for performance below the threshold requirement (below threshold);

•	50% of the Weighted Target Award Opportunity for achieving 95% of the target performance requirement (threshold);

•	100% of the Weighted Target Award Opportunity for achieving 100% of the target performance requirement (target);

•	150% of the Weighted Target Award Opportunity for achieving 105% or above of the target performance requirement (over); and

•	200% of the Weighted Target Award Opportunity for achieving 110% or above of the target performance requirement (maximum).

The performance targets and plan protection provision were intended to create a direct link between the bonus payout scale and Company revenue growth and profitability, with increased focus on overachievement. The plan protection provision was not triggered with respect to the fiscal 2025 CIP.

The following table outlines the performance requirements for each measure and the actual attainment for fiscal 2025.

				(in millions)
Measure	Weight (3)			Threshold (50% payout)	Target (100% payout)	Over (150% payout)	Maximum (200% Payout)	Fiscal 2025 Attainment	Actual Payout %
GAAP Revenue		40%		$519.0	$546.7	$574.0	$601.3	$531	71%
Adjusted EBITDA Target (1)	60%	or	40%	$110.0	$110.0	$115.5	$121.0	$110.4	104%
H2 TDS Operating Metric (2)		20%		$87.5	$92.1	$96.7	$101.3	$92.2	101%

(1)

For purposes of calculating fiscal 2025 performance, the Compensation Committee made certain adjustments to Adjusted EBITDA as defined in Appendix A for compensation purposes. Adjusted EBITDA was adjusted upwards by approximately $1.3 million for a non-recurring expense related to a discretionary non-executive employee reward pool.

(2)

H2 TDS Operating Metric is an internal estimate of non-GAAP TDS business unit revenue less certain direct business unit costs and operating expenses, including estimated allocations related to the TDS business unit, for the third and fourth fiscal quarters of fiscal 2025 as determined by the Compensation Committee. As previously reported, changes were made to the determination of TDS segment results (formerly known as the Content & Platform segment) in fiscal 2025 and this metric was determined prior to such changes.

(3)

For Mr. Hovsepian and Mr. Walker, the Revenue Target comprised 40% and the Adjusted EBITDA Target comprised 60% and for Mr. Purakayastha the Revenue Target comprised 40%, the Adjusted EBITDA Target comprised 40%, and the H2 TDS Operating Metric comprised 20%.

The following table illustrates the calculation of the target annual cash incentive award for each NEO under the fiscal 2025 CIP, assuming each such NEO worked the full fiscal year and was employed at the time of payout, and the actual payout made:

		Target Annual
		Cash Incentive
		Opportunity		Cash
	Fiscal 2025	(% of Base Salary)	Target Annual Cash	Incentive Paid for
Name	Salary	(1)	Award	Fiscal 2025(2)
Ronald W. Hovsepian	$772,500	100%	$772,500	$702,975
Apratim Purakayastha	$540,750	75%	$405,563	$365,006
Richard Walker	$540,750	75%	$405,563	$369,062
Jeffrey R. Tarr	$772,500	100%	$772,500	$0

(1)

From fiscal year 2024 to fiscal year 2025, Messrs. Tarr, Walker and Purakayastha remained flat on target cash incentive opportunity. Mr. Hovsepian’s Target Annual Cash Award was not pro-rated for fiscal 2025 in accordance with the terms of the Hovsepian Employment Agreement.

(2)

The Company’s performance percentage achieved for fiscal year 2025 for Mr. Hovsepian and Mr. Walker was 91% and for Mr. Purakayastha was 90% and was formally certified by the Compensation Committee. Mr. Tarr was not employed by the Company at the end of fiscal year 2025, however he did receive payment of a fiscal year 2025 bonus as part of his Separation Agreement as described in the Summary Compensation Table.

Long-Term Incentive Opportunity

We adopted an equity incentive plan in connection with the return of the Company to public markets in June 2021 (the “2020 Plan”). The 2020 Plan authorizes the grant of cash and equity incentives to directors, employees (including our NEOs), and consultants of the Company and is intended to enable our Company to obtain and retain services of these individuals, which is essential to our long-term success. Equity awards granted to NEOs under the 2020 Plan are designed to provide long-term incentive opportunities over a period of several years to align management’s interests with our equity owners’ long-term interests.

Pursuant to the 2020 Plan, the Company is permitted to grant awards based on one or more Performance Conditions, as defined therein, consisting of specific levels of performance of the Company (and/or one or more of its subsidiaries, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis on, without limitation, the following measures: (i) net earnings, net income (before or after taxes), or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital), which may be but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation, and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer/client retention; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) objective measures of personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, or other corporate transactions or capital-raising transactions, expansions of specific business operations, and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage, year-end cash position or book value; (xxvii) strategic objectives; (xxviii) gross or net authorizations; (xxix) backlog; or (xxx) any combination of the foregoing.

Fiscal 2025

In fiscal 2025, the Compensation Committee approved the grant of long-term incentive awards to NEOs consisting of time-based RSUs, performance-based RSUs and/or cash awards, as determined in their discretion on a case-by-case basis. The Compensation Committee selected such awards to align with market trends, retain talent and link compensation to Company performance.

In connection with his commencement of employment with the Company, Mr. Hovsepian was granted 500,000 RSUs and a performance-based cash award. A description of these arrangements is included in the Agreements with NEOs – Mr. Hovsepian section below.

The long-term incentive equity awards granted to Mr. Walker in fiscal 2025 consisted of 86% RSUs (60,000 RSUs) and 14% PSUs (10,000 PSUs). The RSUs for Mr. Walker vest in substantially equal annual installments on the first four anniversaries of the vesting commencement date (the first day of the first month following the grant date), subject to continued employment. The PSUs for Mr. Walker were based on the achievement of certain expense targets and savings and vest in equal annual installments over two years from the vesting commencement date, subject to Mr. Walker’s continued employment with the Company.

The long-term incentive equity awards granted to Mr. Purakayastha consisted of 100% RSUs (90,000 RSUs). The RSUs for Mr. Purakayastha vest in substantially equal annual installments on the first four anniversaries of the vesting commencement date (the first day of the first month following the grant date), subject to continued employment. In addition, a discretionary cash transition award in the amount of $200,000 was made to Mr. Purakayastha for his service to the Company and expanded responsibilities. In the event Mr. Purakayastha leaves the Company voluntarily or is terminated for cause prior to August 1, 2025, he is required to repay the cash transition award.

Fiscal 2024

For fiscal 2024, the long-term incentive award granted to NEOs (other than Mr. Tarr) was comprised of 75% RSUs and 25% PSUs, and the long-term incentive award granted to Mr. Tarr was comprised of 60% RSUs and 40% PSUs.

The PSUs granted to NEOs in fiscal 2024 (the “FY24 rTSR PSUs”) vest equally over three years, based on the achievement of certain Relative Total Shareholder Return (“Relative TSR”) goals based on the Russell 3000 Index. The Compensation Committee selected Relative TSR as the performance element for the PSUs to align a portion of executive pay directly with shareholder value creation. Upon the Compensation Committee’s certification, the total number of PSUs that vest either annually, or at the end of the three-year vesting period, will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between performance levels will be determined on a straight-line interpolated basis. The following is the payout schedule for the PSUs:

TSR Ranking	Payout
90th Percentile & Above (Maximum)	200%
75th Percentile (Over)	150%
50th Percentile (Target)	100%
25% Percentile (Threshold)	50%
Below 25% Percentile (Below Threshold)	0%

In fiscal 2025, the first-year payout for the FY24 rTSR PSUs, as certified by the Compensation Committee, was 64.05%.

Fiscal 2024 PSU Exchange

In fiscal 2024, the Compensation Committee reviewed the effectiveness of the outstanding PSUs as a retention tool. The PSUs vesting schedule was in four equal installments if the closing price of a share of common stock, as reported on the New York Stock Exchange, equaled or exceeded $12.50 (which would be a price of $250 following the reverse stock split effective September 2023) on at least 20 out of 30 consecutive trading days prior to June 11, 2025. The Compensation Committee determined that cancelling these PSUs, in each case with the agreement of the holder, and replacing them with time-based RSUs, better met the goals of retaining talent. On May 1, 2023, 4,850 PSUs granted to Mr. Walker on June 11, 2021 were canceled and replaced with a new grant of 3,638 RSUs, and 6,450 PSUs granted to Mr. Purakayastha on June 11, 2021 were canceled and replaced with a new grant of 4,838 RSUs. The replacement grant of RSUs vests in two equal installments on May 1, 2024 and May 1, 2025.

Other Benefits

Skillsoft has a tax-qualified retirement savings plan, the Skillsoft Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”), under which participating employees, including our NEOs, may contribute up to the yearly statutory maximum under IRS guidelines into their 401(k) Plan accounts. In addition, under the 401(k) Plan, Skillsoft matches amounts contributed by the participant up to a certain percent of earnings, not to exceed the statutory maximum. Skillsoft currently makes matching contributions under the 401(k) Plan at a rate of 100% of up to 4% of eligible compensation contributed by participants with an annual cap of $4,000. The 401(k) Plan also allows Skillsoft to make discretionary profit-sharing contributions to the 401(k) Plan accounts for the benefit of participating employees who satisfy certain conditions in the discretion of the Board.

Our NEOs participate in the same medical benefit plans generally available to our employees. These benefit plans include health insurance, dental and vision coverage, life insurance and disability coverage. Additionally, we provide our NEOs with an allowance for an annual executive health evaluation.

Other Aspects of the Company’s Compensation Programs

On occasion, and at the sole discretion of the Board or the Compensation Committee, additional cash bonuses may be granted to our NEOs in recognition of special events or achievements, such as the closing of a transaction, a sign-on bonus, or a retention bonus. As mentioned above, in July 2024, a discretionary transition award of $200,000 was awarded to Mr. Purakayastha and in the event Mr. Purakayastha leaves the Company voluntarily or is terminated for cause prior to August 1, 2025, he is required to repay such amount.

Compensation Decisions with Respect to Fiscal 2026

For fiscal 2026, the Compensation Committee intends for any long-term equity incentive award granted to NEOs (other than the CEO) to be comprised of 50% RSUs and 50% PSUs and for any equity incentive awards granted to the CEO to be comprised of 60% PSUs and 40% RSUs. The performance metrics for such PSUs are intended to be based on revenue growth as permitted by the 2020 Plan.

Agreements with Named Executive Officers

Mr. Hovsepian

On September 4, 2024, the Company entered into a letter agreement with Mr. Hovsepian (the “Hovsepian Employment Agreement”), pursuant to which he serves as our Executive Chair and Chief Executive Officer. The Agreement provides for Mr. Hovsepian’s entitlement to an annual base salary of $772,500 effective as of April 16, 2024, the date when he was appointed the Company’s interim principal executive officer, and an annual bonus opportunity, with a target equal to 100% of his base salary. The Hovsepian Employment Agreement provides for a one-time $1,500,000 sign-on bonus. The Company will also reimburse Mr. Hovsepian for certain legal fees incurred in the negotiation of the agreement.

Under the Hovsepian Employment Agreement, Mr. Hovsepian was granted 500,000 RSUs (the “Initial RSUs”) under the 2020 Plan which vest ratably over a four-year period in equal quarterly installments starting July 16, 2024, and are generally subject to Mr. Hovsepian’s continued employment through the applicable vesting date. Since the RSUs were granted on October 4, 2024 (as permitted by the agreement), the first tranche of the Initial RSUs was deemed vested as of such date, with the next tranche vesting on October 16, 2024 and quarterly thereafter. In the event of a change in control (as defined in the Plan) during Mr. Hovsepian’s employment, Mr. Hovsepian will receive 18 months’ accelerated vesting of the Initial RSUs and 12 months’ accelerated vesting for other time-vesting equity awards granted after September 4, 2024.

Pursuant to the Hovsepian Employment Agreement, Mr. Hovsepian was also granted a performance-based award (the “Hovsepian Performance Award”), which is eligible to be earned based on our 30-consecutive trading day volume-weighted average trading stock price (“30-day VWAP”) prior to specified dates, and which vests, to the extent earned, as to 50% of the earned amount on the date the applicable performance condition is achieved and as to 50% one year thereafter, in each case, generally subject to Mr. Hovsepian’s continued employment through the applicable vesting date. The Hovsepian Performance Award will be earned if the following 30-day VWAP thresholds are achieved on or before December 31, 2028: (i) $3,000,000 for a 30-day VWAP of $30.00 or greater ($6,000,000 if achieved on or before December 31, 2026), (ii) an additional $4,000,000 for a 30-day VWAP of $40.00 or greater, (iii) an additional $4,000,000 for a 30-day VWAP of $50.00 or greater, (iv) an additional $2,000,000 for a 30-day VWAP of $70.00 or greater, and (v) an additional $4,000,000 for a 30-day VWAP of $100.00 or greater. Any tranche of the Hovsepian Performance Award that is earned and vests will be paid out in cash or, if so determined by the Board (or a committee thereof), shares of the Company’s common stock under the Plan (or any other equity plan then in effect) in accordance with the terms of the Plan (or such other plan), in any case, within thirty (30) days following the applicable vesting date. If the Hovsepian Performance Award is paid out in shares of the Company’s common stock, the number of shares will be determined based on the closing price of a share of the Company’s common stock on the payment date. Upon a change in control on or prior to December 31, 2028 and during Mr. Hovsepian’s employment, any earned but unvested portion of the Hovsepian Performance Award will fully vest and any unearned portion of the Hovsepian Performance Award will vest based on actual performance through such change in control by applying interpolation between the highest performance threshold that has already been achieved as of such change in control and the next highest performance threshold.

On May 18, 2025, the Board of Directors certified the achievement of the VWAP hurdle applicable to Mr. Hovsepian’s Full First Tranche (as defined in the Hovsepian Employment Agreement, with a value of $6,000,000) of his VWAP award based on Company performance through February 21, 2025, such that 50% of the Full First Tranche vested on May 18, 2025 and the remaining 50% of the Full First Tranche is scheduled to vest on May 18, 2026. Accordingly, on May 19, 2025, Mr. Hovsepian received 133,809 shares as consideration for the initial 50% of the Full First Tranche (which was determined by dividing $3,000,000 by the closing stock price on May 19, 2025 of $22.42). The remaining 50% of the Full First Tranche will be paid out in cash or shares (as determined by the Compensation Committee, with the number of shares, if applicable, determined based on the closing stock price on the payment date) within 30 days following May 18, 2026, subject to Mr. Hovsepian's continued employment on May 18, 2026.

Under the Hovsepian Employment Agreement, if Mr. Hovsepian’s employment is terminated by us without cause or if Mr. Hovsepian resigns for good reason (as such terms are defined in the Agreement) he will be entitled to receive the following: (i) any accrued and unpaid annual bonus for the prior fiscal year (the “Prior Year Bonus”), (ii) two times the sum of (x) his base salary and (y) his target annual bonus, payable over 24 months following termination, (iii) a pro-rated target annual bonus (the “Pro Rata Bonus”), (iv) the employer portion of his COBRA premiums for 24 months (the “COBRA Amounts”), (v) 18 months’ accelerated vesting of the Initial RSUs (and 12 months’ accelerated vesting for other time-vesting restricted stock units granted after the Effective Date), (vi) accelerated time-based vesting of any earned portion of the Hovsepian Performance Award, (vii) vesting of any unearned portion of the Hovsepian Performance Award, based on actual performance as of such termination by applying interpolation between the highest performance threshold that has already been achieved as of such termination and the next highest performance threshold, and (viii) any remaining unearned portion of the Hovsepian Performance Award will remain outstanding and eligible to vest based on actual performance for six months following such termination. If such termination is during the six-month period prior to and in connection with, or within the 12-month period following, a change in control, Mr. Hovsepian will receive the amounts described in clauses (i)-(iv), the amount described in clause (ii) shall be paid in a lump sum, and all time-based equity awards will vest in full.  If Mr. Hovsepian’s employment is terminated due to his death or disability, he will receive the Prior Year Bonus, the Pro Rata Bonus, the COBRA Amounts, prorated accelerated vesting of any then-unvested Initial RSUs based on the date of such termination, and the Hovsepian Performance Award shall vest and remain eligible to be earned on the same basis as following a termination without cause or resignation for good reason.  All of the foregoing severance benefits are conditioned upon a release of claims in favor of the Company.

The Hovsepian Employment Agreement also provides that in connection with a change in control on or before December 31, 2026, the Company will provide a gross-up payment to Mr. Hovsepian for any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and any related taxes imposed on such gross-up payment in an amount not to exceed $13,000,000.

The Hovsepian Employment Agreement also contains certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers and customers during Mr. Hovsepian’s employment and for 24 months thereafter.

Mr. Tarr

On December 3, 2023, the Company entered into a Second Amended and Restated Employment Agreement with Jeffrey R. Tarr (the “Tarr Employment Agreement”). Pursuant to the Tarr Employment Agreement, the Compensation Committee annually determined Mr. Tarr’s base salary, and he was eligible to earn an annual cash incentive payout with a target and maximum equal to 100% and 200% of base salary, respectively, and was eligible to participate in health, welfare, and other benefits consistent with those offered to other senior executives of the Company. The Tarr Employment Agreement permitted the Company to grant Mr. Tarr options and restricted stock units, and governed the following awards previously granted to Mr. Tarr upon the commencement of his service as our Chief Executive Officer and member of our Board: (i) an award of 50,000 options (the “Tarr Options”), each having an exercise price equal to the fair market value of a share of our common stock on the date of grant, which vest ratably on a quarterly basis over a four-year period, and (ii) an award of 100,000 restricted stock units (the “Tarr RSUs”) which vested ratably on a quarterly basis over a three year period.

While the Tarr Employment Agreement did not provide a specific employment term, it could have been terminated by (i) involuntary termination (for cause or disability), (ii) voluntary termination by Mr. Tarr or (iii) death. In the event of a termination by the Company for cause, the vested and unvested Tarr Options and unvested Tarr RSUs would have been forfeited. In the event of death or disability of Mr. Tarr, any unvested Tarr Options or Tarr RSUs would have vested in full. In the event of Mr. Tarr’s termination of employment by the Company without cause or by Mr. Tarr for good reason, any then-unvested Options or then-unvested RSUs that were scheduled to vest and become exercisable over the one-year period immediately following such Termination would have continued to vest and become exercisable over such one-year period in accordance with the vesting schedule set forth in the applicable grant notice. Furthermore, in the event of a change in control, (A)(i) the options granted to Mr. Tarr upon his initial hiring would have vested in full and (ii) all other options would have vested in full if Mr. Tarr’s employment was terminated by the Company without cause or by Mr. Tarr for good reason during the three months prior to or the twelve months following the change in control; and (B)(i) RSUs granted to Mr. Tarr in 2021 would have vested in full, (ii) RSUs that vest solely based on continued employment would have vested in full if Mr. Tarr’s employment was terminated by the Company without cause or by Mr. Tarr for good reason during the three months prior to or the twelve months following the change in control and (iii) any other RSUs that vest (in whole or in part) based on the achievement of performance metrics would have been treated as set forth in the definitive award agreement governing the award.

In addition, the Tarr Employment Agreement provided that upon termination without cause or by Mr. Tarr for good reason, Mr. Tarr would have been entitled to receive, in exchange for a release of claims against the Company and subject to Mr. Tarr’s continued compliance with the restrictive covenants set forth in the Tarr Employment Agreement, severance and benefits consisting of: (i) a payment equal to two times the sum of (A) the base salary and (B) target annual cash incentive for the year in which termination occurs, payable in substantially equal installments over the twenty-four month period following the date of termination in accordance with normal payroll practices, (ii) a bonus payment equal to the annual cash incentive for the year in which termination occurs based on actual performance and prorated to reflect the period of the fiscal year that has lapsed as of the date of termination, payable at the same time when annual cash incentive payouts are ordinarily paid by the Company, (iii) continued vesting of Mr. Tarr’s then-outstanding equity awards for the twelve-month period following the date of termination and (iv) payment of the cost of COBRA coverage for twelve months, if Mr. Tarr was participating in the Company’s group health plan immediately prior to termination. The Tarr Employment Agreement contains restrictive covenants including: (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant, a non-hire of employees covenant and a non-competition covenant, each of which applies during the employment term and for twelve months thereafter, and (iii) a mutual non-disparagement covenant that applies during the employment term and for five years thereafter.

The Tarr Employment Agreement provided that if Mr. Tarr would have received payments that would be treated as “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), he would have received the greater of the full amount (subject to the excise tax) or the amount which would result in no portion of the payment being subject to the excise tax under Section 4999 of the Internal Revenue Code.

Mr. Tarr retired from his position as Chief Executive Officer and as a member of the Board effective April 16, 2024, thus terminating the Tarr Employment Agreement. Mr. Tarr continued to serve as an advisor to the Executive Chair of the Company until May 9, 2024 (the “Separation Date’), on which date his employment with the Company terminated. In connection with Mr. Tarr’s transition and termination of employment, on May 23, 2024, the Company and Mr. Tarr entered into a transition and separation agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, upon his termination of employment on the Separation Date, subject to his execution of a general release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations, Mr. Tarr will receive the following payments and benefits: (i) payment of two (2) times the sum of (A) Mr. Tarr’s annual base salary as in effect on the Separation Date, plus (B) Mr. Tarr’s target annual bonus as in effect on the Separation Date, payable over a period of twenty-four (24) months following the Separation Date; (ii) payment of Mr. Tarr’s COBRA premiums for twelve (12) months following the Separation Date; (iii) payment of a $100,000 bonus for fiscal 2025, payable at the same time as the first installment payment under clause (i); (iv) continued vesting of outstanding RSUs for one (1) year following the Separation Date; and (v) with respect to any PSUs that have a measurement date within one (1) year following the Separation Date, vesting of such PSUs based on actual performance as of the Separation Date. With respect to outstanding equity awards (other than stock options) that do not vest in accordance with clauses (iv) or (v) of the immediately preceding sentence, such equity awards remained outstanding for three (3) months following the Separation Date and be eligible for the treatment set forth in Mr. Tarr’s employment agreement upon a change in control of the Company within such three (3)-month period. As provided in the Separation Agreement, all of Mr. Tarr’s outstanding stock options, whether vested or unvested, were forfeited.

Mr. Purakayastha

On May 21, 2021, the Company entered into an employment agreement term sheet with Mr. Purakayastha to serve as our Chief Technology Officer effective on the closing of the merger of our predecessor listed company with Software Luxembourg Holding S.A., which occurred on June 11, 2021 (the “Effective Date”), which supersedes his previous employment agreement. The term sheet provides for a base salary of $450,000. Mr. Purakayastha is eligible to earn an annual cash bonus with a target equal to 75% of his base salary and participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The term sheet provides for initial equity grants, which were made on or about the Effective Date, consisting of (i) an option to purchase 12,950 shares of common stock, which vests 25% on the first anniversary of the date of closing and the remaining 75% ratably over the following 12 quarters, (ii) an award of 6,450 RSUs, which vest ratably on each of the first four anniversaries of Effective Date, subject to Mr. Purakayastha’s continued employment through each vesting date, and (iii) an award of 6,450 RSUs, which vest ratably on each of the first four anniversaries of the Effective Date, subject to Mr. Purakayastha’s continued employment through each vesting date, but only if the closing price of a share of common stock equals or exceeds $250.00 on at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the Effective Date. The term sheet provides that, if Mr. Purakayastha’s employment is terminated by the Company without “cause” or Mr. Purakayastha resigns for “good reason” (as such terms are defined in the term sheet), then subject to his execution of a release of claims, he will be entitled to severance benefits consisting of 12 months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s Incentive Plan), then Mr. Purakayastha instead will be entitled to (i) 12 months of base salary and benefits continuation, (ii) a prorated target bonus for the year of termination, (iii) a target bonus for the year of termination and (iv) accelerated vesting of outstanding equity awards. As a condition of his employment, Mr. Purakayastha also entered into a restrictive covenant agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.

Mr. Purakayastha’s term sheet provides that if Mr. Purakayastha would receive payments that would be treated as “parachute payments” under Section 280G of the Internal Revenue Code, he will receive the greater of the full amount (subject to the excise tax) or the amount which would result in no portion of the payment being subject to the excise tax under Section 4999 of the Internal Revenue Code.

In July 2024, a transition award bonus of $200,000 was awarded to Mr. Purakayastha pursuant to a transition award agreement. In the event Mr. Purakayastha leaves the Company voluntarily or is terminated for cause prior to August 1, 2025, he is required to repay such amount.

Mr. Walker

On October 10, 2022, the Company entered into an employment agreement term sheet with Mr. Walker to serve as the Company’s Chief Financial Officer (“Walker Term Sheet”). The term sheet provides for an initial base salary of $525,000. Mr. Walker is eligible to earn an annual cash bonus with a target equal to 75% of his base salary and participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The term sheet provides for initial equity grants, which were made following Mr. Walker’s start date as Chief Financial Officer, consisting of (i) an award of 13,125 restricted stock units, which vests ratably on each of the first four anniversaries of November 1, 2022, subject to Mr. Walker’s continued employment through each vesting date, and (ii) an award of 4,375 restricted stock units, which vests ratably on each of the first three anniversaries of November 1, 2022, subject to Mr. Walker’s continued employment through each vesting date, subject to the performance of the Company against the Russell 3000 index utilizing the Relative TSR, with applicable Relative TSR thresholds set forth in the award agreement. The Relative TSR metrics used in this grant are described above in “Long-Term Incentive Opportunity”. The term sheet provides that, if Mr. Walker’s employment is terminated by the Company without “cause” or Mr. Walker resigns for “good reason” (as such terms are defined in the term sheet), then subject to his execution of a release of claims, he will be entitled to severance benefits consisting of 12 months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s Incentive Plan), then Mr. Walker instead will be entitled to (i) 12 months of base salary and benefits continuation, (ii) a prorated target bonus for the year of termination, (iii) a target bonus for the year of termination and (iv) accelerated vesting of outstanding equity awards. As a condition of his employment, Mr. Walker also entered into a restrictive covenant agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.

The Walker Term Sheet provides that if Mr. Walker would receive payments that would be treated as “parachute payments” under Section 280G of the Internal Revenue Code, he will receive the greater of the full amount (subject to the excise tax) or the amount which would result in no portion of the payment being subject to the excise tax under Section 4999 of the Internal Revenue Code.

On May 15, 2025, Mr. Walker entered into a transition and separation agreement with the Company (the “Walker Separation Agreement”), pursuant to which Mr. Walker ceased serving as the Company’s Chief Financial Officer. Pursuant to the Walker Separation Agreement, Mr. Walker is expected to serve as an Advisor to the Company until the termination of his employment on July 4, 2025. The terms of the Walker Separation Agreement govern Mr. Walker’s employment with the Company on and following May 15, 2025, until his termination of employment with the Company (the “CFO Transition Period”). Under the Walker Separation Agreement, during the CFO Transition Period, Mr. Walker will continue to be paid base salary at his current base salary rate, remain eligible to participate in employee benefits plans and continue to vest in his previously granted Company equity awards.

Under the terms of the Walker Separation Agreement, upon Mr. Walker’s termination of employment on July 4, 2025, subject to his timely execution and non-revocation of a release of claims and his compliance with his restrictive covenants and other continuing obligations to the Company, he will be entitled to receive a lump sum amount equal to his annual base salary shortly following his employment termination date, as well as reimbursement of up to 12 months of premium costs of Consolidated Omnibus Budget Reconciliation Act of 1985 continuation coverage for himself and his eligible dependents under the Company’s medical, dental and vision plans and a corresponding tax gross-up payment. Such severance is generally consistent with the severance Mr. Walker is entitled to receive under the Walker Term Sheet in connection with his termination of employment by the Company on July 4, 2025 without “Cause” (as defined therein), provided that the form of severance payment as a lump sum and benefits tax gross-up are in accordance with the Company’s past practice. The Walker Separation Agreement also provides that if Mr. Walker’s employment is terminated prior to June 1, 2025 other than due to his death, disability or voluntary resignation or for Cause, his outstanding Company equity awards that would vest on June 1, 2025 will vest on his employment termination date, provided that the number of shares that vest with respect to any such performance-based restricted stock units will be determined based on actual performance in accordance with the terms of the applicable award agreements. Upon Mr. Walker’s termination of employment, he will also be entitled to his accrued salary and other accrued benefits.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table provides information regarding unexercised options, shares that have not vested and equity incentive plan awards held by our NEOs that were outstanding as of January 31, 2025:

		Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options / warrants (#) Exercisable		Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option Expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that not vested ($)(1)

Ronald W. Hovsepian	10/04/2024	-		-		-	-	406,250	(2)	12,187,500
	12/28/2021							1,080	(3)	32,400
	06/23/2022							1,770	(3)	53,100
	07/20/2023							3,750	(3)	112,500

Apratim Purakayastha	06/11/2021	11,332	(4)	1,618	(4)	215.00	6/11/2031	1,613	(5)	48,390
	06/01/2022							6,934	(7)	208,020	4,622	(12)	138,660
	04/14/2023							28,125	(9)	843,750	12,500	(14)	375,000
	05/01/2023							2,419	(10)	72,570
	07/19/2024							90,000	(11)	2,700,000

Richard Walker	06/11/2021	8,488	(4)	1,212	(4)	215.00	6/11/2031	1,213	(5)	36,390
	09/10/2021							311	(6)	9,330
	06/01/2022							4,727	(7)	141,810	3,152	(12)	94,560
	11/30/2022							6,563	(8)	196,890	4,375	(13)	131,250
	04/14/2023							32,344	(9)	970,320	14,375	(14)	431,250
	05/01/2023							1,819	(10)	54,570
	07/19/2024							60,000	(11)	1,800,000
	01/08/2025										10,000	(15)	300,000

Former Officer(s)
Jeffrey R. Tarr (16)	06/11/2021	50,000	(16)			230.00	6/11/2026	-
	04/14/2023							14,625	(16)	438,750

(1)	Based on the closing price of our common stock on the NYSE on January 31, 2025 of $30.00 per share.
(2)

Unvested portion of an award of 500,000 RSUs that vest in 16 equal installments. The first installment vested on the grant date, with 15 subsequent installments vesting quarterly beginning October 16, 2024.

(3)

Unvested portion of the annual award of RSUs granted to non-executive members of the Board of Directors that vest the earlier of (i) the one-year anniversary from grant date or (ii) the date of the next company annual shareholder meeting. Mr. Hovsepian elected to defer receipt of the common stock on vesting of the RSUs until his service as a board member ceases.

(4)

Award of 12,950 options granted to Mr. Purakayastha, and 9,700 options granted to Mr. Walker, 25% of which vested on June 11, 2022, with the remaining 75% vesting in twelve equal quarterly installments thereafter. Stock options have a total term of ten years from the date of grant.

(5)	Unvested portion of an award of 6,450 RSUs granted to Mr. Purakayastha, and 4,850 RSUs granted to Mr. Walker on June 11, 2021 that vest in four equal annual installments beginning June 11, 2022.
(6)	Unvested portion of an award of 1,244 RSUs granted on September 10, 2021 that vest in four equal annual installments beginning September 10, 2022.
(7)	Unvested portion of an award of 13,866 RSUs granted to Mr. Purakayastha, and 9,454 RSUs granted to Mr. Walker on June 1, 2022 that vest in four equal annual installments beginning June 1, 2023.
(8)	Unvested portion of an award of 13,125 RSUs granted November 30, 2022 that vest in four equal annual installments beginning November 1, 2023.
(9)	Unvested portion of an award of 37,500 RSUs granted to Mr. Purakayastha, and 43,125 RSUs granted to Mr. Walker on April 14, 2023 that vest in four equal annual installments beginning May 1, 2024.
(10)

Unvested portion of an award of 4,838 RSUs granted to Mr. Purakayastha, and 3,638 RSUs granted to Mr. Walker on May 1, 2023 that vest in two equal annual installments beginning May 1, 2024. This award was a replacement RSU award received in consideration for the cancellation of RSUs previously granted on June 11, 2021.

(11)	Award of RSUs that vest in four equal annual installments beginning May 1, 2025.
(12)

Represents the unearned portion of a PSU award granted on June 1, 2022. The PSU award that vests in three annual installments ranging from 0% to 200% beginning June 1, 2023, based on Company’s achievement of Relative TSR performance goals. In the table above, the number and market value of the PSUs reported reflect target achievement based on the Company’s performance as of January 31, 2025. As of January 31, 2025, no PSUs have vested and the actual number of PSUs that will be distributed is not yet determinable.

(13)

Represents the unearned portion of a PSU award granted on November 30, 2022. The PSU award that vests in three annual installments ranging from 0% to 200% beginning November 1, 2023, based on Company’s achievement of Relative TSR performance goals. In the table above, the number and market value of the PSUs reported reflect target achievement based on the Company’s performance as of January 31, 2025. As of January 31, 2025, no PSUs have vested and the actual number of PSUs that will be distributed is not yet determinable.

(14)

Represents the unearned portion of a PSU award granted on April 14, 2023. The PSUs vests in three annual installments ranging from 0% to 200% beginning May 1, 2024, based on Company’s achievement of Relative TSR performance goals. In the table above, the number and market value of the PSUs reported reflect target achievement based on the Company’s performance as of January 31, 2025. As of January 31, 2025, no PSUs have vested. On May 1, 2025, 5,336 PSUs vested for Mr. Purakayastha and 6,137 PSUs vested for Mr. Walker. The final number of PSUs that will be distributed is not yet determinable.

(15)

Represents the unearned portion of a PSU award granted on January 8, 2025. The PSUs vest in two annual installments beginning May 1, 2025, based on the achievement of certain non-market financial metrics certified by the Talent and Compensation Committee. 2,500 PSUs vested on May 1, 2025. We expect the remaining PSUs will be forfeited pursuant to the terms of the Walker Separation Agreement.

(16)

Mr. Tarr retired from his position as Chief Executive Officer and as a member of the Board effective April 16, 2024. The Sponsor transferred 50,000 fully vested warrants (exercisable for 50,000 shares of common stock) to Mr. Tarr on June 11, 2021 in connection with his employment by Skillsoft following the closing of the merger of our predecessor listed company with Software Luxembourg Holding S.A., which occurred on such date (the “Tarr Warrants”). Mr. Tarr transferred 12,500 of these warrants to trusts established for the benefit of his children, which he is entitled to retain pursuant to the terms of his Separation Agreement. Pursuant to his transition and separation agreement, outstanding RSUs will continue to vest for the time period of one year following separation date.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of SEC Regulation S-K, we are providing the following information regarding the relationship between NEO compensation actually paid and certain financial performance measures of the Company for the fiscal years shown.

The following table presents information regarding our executive compensation pay relative to corporate performance of Ronald Hovsepian, our current principal executive officer (“PEO”), Jeff Tarr, our prior PEO (“Former PEO”), and non-PEO named executive officers (“non-PEO NEOs”) for fiscal 2024 and fiscal 2025.

Fiscal Year	Summary Compensation Table Total for PEO (Hovsepian) (1)	Summary Compensation Table Total for Former PEO (Tarr)(2)	Compensation Actually Paid to PEO (Hovsepian) (3)	Compensation Actually Paid to Former PEO (Tarr)(4)	Average Summary Compensation Table Total for Non-PEO NEOs (5)	Average Compensation Actually Paid to non-PEO NEOs (6)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (TSR) (7)	Net Income (in thousands) (8)

2025	$14,248,107	$1,482,034	$20,864,820	$1,536,676	$2,399,609	$4,292,020	$78	$(121,908)

2024	-	$4,306,819	-	$120,636	$2,696,956	$599,389	$36	$(349,285)

(1)	Reflects compensation amounts reported in the “Summary Compensation Table” for Ronald Hovsepian, the PEO, from April 16, 2024 to January 31, 2025.
(2)	Reflects compensation amounts reported in the “Summary Compensation Table” for Jeffrey Tarr, the PEO from February 1, 2023 to April 16, 2024.
(3)

“Compensation Actually Paid” to Mr. Hovsepian in fiscal 2025 reflects the amounts set forth in the “total compensation” column of the Summary Compensation Table, adjusted as set forth in the table below. The dollar amount in this column does not reflect the amount of compensation earned by or paid to Mr. Hovsepian during the applicable year.

(4)

“Compensation Actually Paid” to Mr. Tarr in each of fiscal 2025 and fiscal 2024 reflects the respective amounts set forth in the “total compensation” column of the Summary Compensation Table, adjusted as set forth in the table below. The dollar amount reflected in this column does not reflect the actual amount of compensation earned by or paid to Mr. Tarr during the applicable year.

(5)	The non-PEO NEOs for each of fiscal year 2025 and fiscal year 2024 were Richard Walker, Chief Financial Officer and Apratim Purakayastha, GM, Talent Development Solutions.
(6)

Average “Compensation Actually Paid” for our non-PEO NEOs in each of fiscal 2025 and fiscal 2024 reflets the average respective amounts set forth in the “total compensation” column of the Summary Compensation Table, adjusted as set forth in the table below. The dollar amounts reflected in this column do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable fiscal year.

(7)

For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the Company for the measurement period commencing on February 1, 2023 and ending on January 31, 2025 and January 31, 2024, respectively.

(8)	Reflects the Company’s net income as reported in its consolidated statements of income included in its Annual Reports on Form 10-K for each of fiscal 2024 and fiscal 2025.

	PEO Ronald W. Hovsepian		Former PEO Jeffrey R. Tarr		Non-PEO NEO Average
	2025	2024	2025	2024	2025	2024
Summary Compensation Table Total	14,248,107	-	1,482,034	4,306,819	2,399,609	2,696,956
Less: Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(7,540,000)		-	(3,529,500)	(1,387,250)	(2,152,834)
Add: Fiscal Year-End Fair Value of All Awards Granted During the Fiscal Year that are Outstanding and Unvested as of Such Fiscal Year-End	12,187,500	-	-	920,400	2,400,000	659,132
Add: Year-Over-Year Difference of Fiscal Year-End Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested as of Applicable Fiscal Year-End	-	-	233,708	(1,099,414)	990,252	(519,353)
Add: Fair Value as of Vest Date for awards that are granted and vest in the same year.	1,955,938	-	-	-	-	-
Add: Difference in Fair Value Between Prior Fiscal Year-End and Vest Date for Awards Granted in Prior Fiscal Years that Vested During or at the end of the Applicable Fiscal Year	13,275	-	(179,065)	(477,670)	(110,591)	(84,512)
Less: Fair Value at Prior Fiscal Year-End of Any Awards Granted in any prior Fiscal Year that Fail to Meet Applicable Vesting Conditions During or at the end of the Applicable Fiscal Year	-	-	-	-	-	-
Add: The dollar value of any dividends or earnings paid on equity awards	-	-	-	-	-	-
Compensation Actually Paid	20,864,820	-	1,536,676	120,636	4,292,020	599,389

Analysis of the Information Presented in the Pay Versus Performance Table

The graphs below provide a description of Compensation Actually Paid (“CAP”) and the following measures:

●	the Company’s cumulative TSR and
●	the Company’s Net Income

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material non-Public Information

During fiscal 2025, we did not grant stock options or similar awards having option-like features (“similar awards”) as part of our equity compensation programs to directors, officers or employees. Our policy is not to grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. In addition, we do not anticipate granting stock options or similar awards during periods in which there is material nonpublic information about the Company, including during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy. To the contrary, it is the policy of our Board to grant any stock options or similar awards on a predetermined schedule without taking into account material nonpublic information in determining either the time or terms of such awards. Our executive officers will not be permitted to choose the grant date for their individual stock option grants, if any are granted. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2025, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of Shares to be	Weighted average	Number of securities remaining available for future issuance under equity compensation
Plan Category	issued upon exercise of outstanding options, warrants and rights (#) (a)	exercise price of outstanding options, warrants and rights (b)	plans (excluding securities reflected in column (a)) (#) (c)
Equity Compensation plans approved by security holders (1)	1,587,333	$215.00	1,170,720	(3)
Equity compensation plans not approved by security holders (2)	150,000	$230.00	100,000
Total	1,737,333	$224.29	1,270,720

(1)

Shares reported in column (a) were all issued under the 2020 Plan and include: 1,290,467 shares underlying unvested RSUs; 19,806 shares underlying vested RSUs, where receipt of the underlying shares have been deferred at the election of the grantee; 246,310 shares underlying outstanding PSUs; and 30,750 shares underlying outstanding stock options. Column (b) does not take shares underlying RSUs and PSUs into account, as such awards do not have an exercise price. The number of shares to be issued in respect of outstanding PSUs assumes that the maximum level of performance applicable to the PSUs will be achieved.

(2)

Includes awards granted pursuant to the Skillsoft Corp. 2024 Employment Inducement Incentive Plan (the “Inducement Plan”), described below. Shares reported in column (a) include: 80,000 shares underlying unvested RSUs; 20,000 shares underlying unvested PSUs; and 50,000 shares underlying the Tarr Warrants. Column (b) does not take shares underlying RSUs and PSUs into account, as such awards do not have an exercise price. The number of shares to be issued in respect of outstanding PSUs assumes that the maximum level of performance applicable to the PSUs will be achieved.

(3)

These shares are available for grant as of January 31, 2025 under the 2020 Plan. Under the 2020 Plan, the Compensation Committee may make various share-based awards including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, RSUs, PSUs, other equity-based awards, and cash-based awards. The maximum number of shares that may be granted under the 2020 Plan was originally 655,295, without giving effect to subsequent “evergreen” increases, pursuant to which the plan share reserve is automatically increased on January 1 of each year in an amount equal to five percent of the total number of shares of common stock outstanding on December 31 of the preceding calendar year (unless the Compensation Committee determines that there will be no January 1 increase for a given year or that the increase for a given year will be a less than the five percent of the outstanding shares as described above). The 2020 Plan was amended in 2024 to increase the number of shares that may be granted thereunder to 2,908,333, prior to the effect of any “evergreen” increase for fiscal 2025 and subsequent years described above. The number in this column represents the number of shares remaining available for future issuance on January 31, 2025, following the January 1, 2025 evergreen increase of 414,236 shares.

On May 16, 2024, the Company adopted the Inducement Plan.  The Inducement Plan provides for inducement grants of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other equity-based awards, and cash-based incentive awards to new hires, or individuals being rehired following a bona fide period of non-employment with the Company, in compliance with Section 303A.08 of the New York Stock Exchange Listed Company Manual. Under the Inducement Plan, 200,000 shares are authorized for issuance. As of January 31, 2025, 100,000 shares remained available for issuance thereunder, and as of May 19, 2025, 75,000 shares remain available for issuance thereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of May 19, 2025, by:

•	each person (or group) who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our NEOs and directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including securities that such person has the right to acquire within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares. None of our directors or officers had any shares pledged as collateral as of May 19, 2025.

The beneficial ownership of shares of our common stock is based on 8,482,641 shares of common stock issued and outstanding on May 19, 2025. All share amounts are reflective of the reverse stock split effective September 2023.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the Company.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Holder (1)	Number of Shares	Percentage of Shares
5% stockholders
MIH Learning B.V. (2)	3,896,418	41.8%
Michael S. Klein (3)	1,030,121	11.5%
Paradice Investment Management LLC (4)	661,649	7.8%
Named executive officers and directors:
Ronald W. Hovsepian (5)	171,747	2.0%
Jeffrey R. Tarr (6)	137,847	1.6%
Richard Walker (7)	62,564	*
Apratim Purakayastha (8)	60,116	*
Fahd Beg	-	-
Helena B. Foulkes (9)	13,750	*
Jim Frankola (10)	25,000	*
Michael S. Klein (3)	1,030,121	11.5%
Karen G. Mills (11)	25,574	*
Paul Peake	-	-
Peter Schmitt (12)	5,100	*
Lawrence H. Summers (13)	42,174	*
All current directors and executive officers as a group (12 persons) (14):	1,403,903	15.5%

*	Less than 1%

(1)	Unless otherwise noted, the address of each of the following entities or individuals is c/o Skillsoft Corp., 300 Innovative Way, Suite 2210, Nashua, NH 03062.
(2)

Based on the Form 4 filed with the SEC by Naspers Ltd. (“Naspers”) on September 21, 2022, reporting shares of common stock owned by MIH Learning B.V. (“MIH”), MIH beneficially owns 3,063,085 shares of common stock. Additionally, MIH holds 833,333 shares of common stock that may be issued upon the exercise of vested warrants issued pursuant to the MIH Subscription Agreement. MIH is an indirect wholly owned subsidiary of Prosus N.V. Prosus N.V. is a direct subsidiary of Naspers. Naspers holds ordinary shares of Prosus N.V. that, based upon such Form 4, represent approximately 72.4% of the voting rights in respect of Prosus N.V.’s shares. As a result, shares of common stock beneficially owned by MIH may be deemed to be beneficially owned by Prosus N.V. and by Naspers. Prosus N.V. is a publicly traded limited liability company incorporated under the laws of the Netherlands. Naspers is a publicly traded limited liability company incorporated under the laws of the Republic of South Africa. The business address (i) for MIH and Prosus N.V. is Symphony Offices, Gustav Mahlerplein 5, 1082 MS Amsterdam, The Netherlands, and (ii) for Naspers is Media24 Centre, 40 Heerengracht, Cape Town, South Africa 8001.

(3)

Based on a Schedule 13G/A of M. Klein Associates, Inc. filed with the SEC on February 14, 2024, reporting shares of common stock beneficially owned as of December 31, 2023 and information provided to the Company, interests shown consist of 6,600 shares of common stock held directly, and indirect beneficial ownership of (i) 334,716 shares of common stock held by a trust beneficially owned by Mr. Klein; (ii) 347,798 shares of common stock issuable upon the exercise of vested warrants held by M. Klein Associates, Inc., of which Mr. Klein is the controlling shareholder and (iii) 177,984 shares of common stock and 163,023 shares of common stock issuable upon the exercise of vested warrants held by Garden State Capital Partners, LLC, of which Mr. Klein is the managing member. Excludes 20,306 shares issuable upon the vesting of RSUs held directly by Mr. Klein that may be settled in shares or cash at the election of the Compensation Committee. The business address for Mr. Klein is 640 Fifth Avenue, 12th Floor, New York, New York 10019.

(4)

Based on a Schedule 13G/A of Paradice Investment Management LLC and Paradice Investment Management Pty Ltd filed with the SEC on October 29, 2024, reporting shares of common stock beneficially owned as of September 30, 2024. Includes (i) shared power to vote or direct to vote 112,152 shares, and (ii) shared power to dispose of or direct the disposition of 661,649 shares. The business address for Paradice Investment Management LLC is 250 Fillmore Street, Suite 425, Denver, CO 80206 and the business address of Paradice Investment Management Pty Ltd is Level 27, Chifley Tower, 2 Chifley Square, Sydney, NSW 2000, Australia.

(5)

Excludes 465,093 shares issuable upon the vesting of RSUs that may be settled in shares or cash at the election of the Compensation Committee, and 6,600 shares of common stock underlying vested RSUs issued to Mr. Hovsepian when he was solely a director of the Company, the receipt of which has been irrevocably deferred pursuant to Mr. Hovsepian’s election.

(6)

Based on information provided to the Company by Mr. Tarr as of January 31, 2025, interests shown consist of (i) 50,000 shares of common stock that are issuable upon the exercise of vested warrants, of which 12,500 are indirectly beneficially owned by Mr. Tarr through trusts for the benefit of his children of which his spouse is the trustee, and (ii) 77,943 shares of common stock held directly. Also includes 9,904 shares issued in connection with Mr. Tarr’s separation agreement on May 1, 2025. Mr. Tarr retired as CEO and a director on April 16, 2024, and served in an advisory capacity through May 9, 2024.

(7)

Interests shown consist of 52,864 shares of common stock held directly and 9,700 shares of common stock issuable upon the exercise of options within 60 days of May 2, 2025. Excludes all unvested PSUs and 101,877 shares issuable upon the vesting of RSUs that may be settled in shares or cash at the election of the Compensation Committee. Mr. Walker ceased being the Company’s Chief Financial Officer on May 15, 2025.

(8)

Interests shown consist of 47,166 shares of common stock held directly and 12,950 shares of common stock issuable upon the exercise of options within 60 days of May 2, 2025. Excludes all unvested PSUs and 122,297 shares issuable upon the vesting of RSUs that may be settled in shares or cash at the election of the Compensation Committee.

(9)

Excludes (i) 20,306 shares issuable upon the vesting of RSUs that may be settled in shares or cash at the election of the Compensation Committee, and (ii) 2,850 shares of common stock underlying vested RSUs, the receipt of which has been irrevocably deferred at the director’s election.

(10)	Excludes 20,306 shares issuable upon the vesting of RSUs that may be settled in shares or cash at the election of the Compensation Committee.
(11)

Interests shown consist of indirect beneficial ownership of (i) 6,674 shares of common stock and 6,113 shares of common stock issuable upon the exercise of vested warrants held by K&BM LP, an entity affiliated with Ms. Mills, and (ii) 6,674 shares of common stock and 6,113 shares of common stock issuable up on the exercise of vested warrants held by Mills Family I, LLC, an entity affiliated with Ms. Mills. Excludes (i) 20,306 shares issuable upon the vesting of RSUs that may be settled in shares or cash at the election of the Compensation Committee, and (ii) 6,600 shares underlying vested RSUs, the receipt of which has been irrevocably deferred at the director’s election.

(12)

Excludes (i) 20,306 shares issuable upon the vesting of RSUs that may be settled in shares or cash at the election of the Compensation Committee, and (ii) 3,750 shares of common stock underlying vested RSUs, the receipt of which has been irrevocably deferred at the director’s election.

(13)

Interests shown consist of (i) 29,948 shares of common stock held directly and 12,226 shares of common stock issuable upon the exercise of vested warrants. Excludes 20,306 shares issuable upon the vesting of RSUs that may be settled in shares or cash at the election of the Compensation Committee.

(14)

Includes 535,273 shares of common stock issuable upon the exercise of vested warrants and 12,950 shares of common stock that is or will become issuable upon the exercise of options that are vested, or will become vested within 60 days of May 19, 2025. Does not include Mr. Tarr as he was not an executive officer as of January 31, 2025, and does not include Mr. Walker as he ceased to be an executive officer as of May 15, 2025. Includes Mr. Frederick and Mr. Glitzer. Excludes all unvested PSUs and 864,228 shares issuable upon the vesting of RSUs that may be settled in shares or cash at the election of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions are defined as transactions (or a series of similar transactions) during our last two completed fiscal years or currently proposed, to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, executive officers, director nominees, stockholders (or groups) known to us to beneficially hold more than 5% of any class of our voting securities, or an immediate family member of any of the foregoing (any of the foregoing persons, a “Related Person”) had or will have a direct or indirect material interest.

Other than as described below (and other than Board or executive compensation arrangements not required to be disclosed under Regulation S-K Item 404(a)), there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a participant.

Agreements with Prosus Group and Affiliates

In January 2025, Skillsoft entered into an agreement to provide off-the-shelf Skillsoft products to companies affiliated with the Prosus Group (collectively known as “Prosus Companies”) for an aggregate of $0.8 million over three years. This agreement represents a renewal of a prior agreement in effect for the three-year period from January 2022 to January 2025 for an aggregate amount of $0.7 million over the three years. In addition, in March 2024, the Company entered into a one-year additional agreement with the Prosus Companies for off-the-shelf services in the amount of approximately $84,000 and in April 2025, entered into an additional off-the-shelf product agreement for specific training products in the amount of approximately $69,000 for one year

The agreements with Prosus Companies and the payment of the fees described above were each approved by the Company’s Audit Committee in accordance with the Company’s Related Party Transaction Policy (as described below) and represent transactions in line with the Company’s standard pricing policies and practices. The Prosus Group, through its indirect ownership of MIH, beneficially owns approximately 42% of the Company’s common stock.

Related Person Transactions Policy

We have adopted a formal written policy for the reporting, review and approval or ratification of transactions with Related Persons. Our Related Person Transaction Policy provides that we will only enter into a Related Person Transaction when our Audit Committee determines that the transaction is in the best interests of the Company and our stockholders. In connection with approving or ratifying a Related Person Transaction, our Chief Legal Officer, or his or her designee (“CLO”) (either alone or together with the Chair of the Board and/or the Chair of the Audit Committee) will review all reported transactions to determine whether the proposed transaction could be a Related Person Transaction. If it is determined that a proposed transaction could be a Related Person Transaction, our CLO reports the transaction, along with a summary of material facts, to the Audit Committee for review.

The Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

●	the relationship of the Related Person with the Company;

●	the materiality of the transaction, including the dollar value of the transaction, without regard to profit or loss;

●	the business purpose for the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company;

●	whether the transaction is on arms-length terms;

●	whether the transaction is in the ordinary course of the Company’s business;

●

the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls and procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction;

●	the potential for the transaction to lead to an actual or apparent conflict of interest;

●	any safeguards imposed to prevent actual or apparent conflicts of interest; and

●	the overall fairness of the transaction to the Company.

ADDITIONAL INFORMATION

Availability of Certain Information

A copy of our Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice Regarding the Availability of Proxy Materials. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

We filed our 2025 Form 10-K with the SEC on April 14, 2025. We will mail without charge, upon written request, a copy of this Proxy Statement or our 2025 Form 10-K, including financial statements and any financial statement schedules, but excluding exhibits. Exhibits to the 2025 Form 10-K will be provided upon request and payment of the Company’s reasonable expenses in connection therewith. Please send a written request to:

Skillsoft Corp.

Attention: Investor Relations

300 Innovative Way, Suite 2210

Nashua, NH 03062

(603) 324-3000

Householding

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice Regarding the Availability of Proxy Materials or, if requested, our Proxy Statement and Annual Report unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure reduces our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice Regarding the Availability of Proxy Materials, or, if requested, our Proxy Statement and Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Skillsoft Corp., 300 Innovative Way, Suite 2210, Nashua, NH 03062 or by phone at (603) 324-3000. If you participate in householding and wish to receive a separate copy of our Notice Regarding the Availability of Proxy Materials or, if requested, this Proxy Statement and our Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above and we will promptly deliver such separate copies.

If you are the beneficial owner of shares held in street name through a broker, bank, or other intermediary, please contact your broker, bank, or intermediary directly if you have questions, require additional copies of our Notice Regarding the Availability of Proxy Materials, this Proxy Statement, or our Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

Stockholder Proposals and Nominations for the 2026 Annual Meeting of Stockholders

In order to include a stockholder proposal in our proxy statement and form of proxy for the annual meeting to be held in 2026 (the “2026 Annual Meeting”), we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than the close of business on January 29, 2026. However, if the date of the 2026 Annual Meeting is changed by more than 30 days from the anniversary date of the 2025 Annual Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials.

Any stockholder proposal or director nomination submitted to us for consideration at the 2026 Annual Meeting but which is not intended to be included in the related proxy statement and form of proxy, must be delivered to our Corporate Secretary in writing not earlier than the close of business (as defined in our Bylaws) on March 19, 2026 and not later than the close of business on April 17, 2026. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after July 17, 2026 (the anniversary of the 2025 Annual Meeting), we must receive the proposal or nomination not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting date or the 10th day following the date on which public announcement of the 2026 Annual Meeting is first made. If a stockholder does not meet these deadlines, the proposal or nomination will be considered by us to be untimely and not properly brought before the 2026 Annual Meeting, and the persons appointed as proxies for the 2026 Annual Meeting will be allowed to use their discretionary voting authority when and if the matter is raised at the meeting.

Stockholders who wish to submit a proposal or a director nominee must meet the eligibility and rule requirements of the SEC and comply with the requirements of our Bylaws (which are attached as Exhibit 3.2 to our Current Report on Form 8-K filed on June 17, 2021, available at https://investor.skillsoft.com/sec-filings or the SEC’s website at www.sec.gov, or upon request to our Corporate Secretary by mail, c/o Skillsoft Corp., 300 Innovative Way, Suite 2210, Nashua, NH 03062).

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 18, 2026, 60 days before the anniversary of the 2025 Annual Meeting. If the date of the 2026 Annual Meeting has changed by more than 30 calendar days from the anniversary of the 2025 Annual Meeting, the stockholder would have to provide notice by the later of 60 calendar days before the date of the 2026 Annual Meeting or the 10th calendar day after the company’s first public announcement of the date of the 2026 Annual Meeting.

Other Matters

The Annual Meeting is called for the purposes set forth in the Notice of Meeting. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named in the Proxy Card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the Proxy Card to vote in accordance with their best judgment on any such matter.

APPENDIX A

Non-GAAP Financial Measures and Key Performance Metrics

Our consolidated results of operations as reported in our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP. We have provided in this Appendix A reconciliations of historical non-GAAP financial measures presented in this Proxy Statement to the most directly comparable GAAP financial measures.

Adjusted earnings before income taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net income (loss) excluding non-cash items, benefit from or provision for income taxes, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

●	Impairment charges - Non-cash goodwill, intangible or other asset impairment charges.
●	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
●	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
●	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
●	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
●

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash.

●	Executive exit costs – Costs associated with the departure of executives.
●	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
●

Other (income) expense, net – Unrealized and realized gains or losses primarily resulting from fluctuations of U.S. dollar appreciating or depreciating against other currencies, and impairments associated with property and equipment and other assets when their carrying values are not recoverable.

●	(Gain) loss sale of business – Gain or loss on non-routine sale on business.
●	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.
●

Interest expense (income), net – Interest expense on our term loan (net of the interest rate hedge affect) and accounts receivable facility borrowings, partially offset by interest income primarily from the use of money market investments to realize returns on cash balances.

●	Amortization of intangible assets – Non-cash amortization expense for all finite-lived intangible assets.
●	Depreciation expense – Non-cash depreciation expense for property and equipment assets.
●	Provision for (benefit from) income taxes – Current and deferred federal, state and foreign income taxes.

Free cash flow is defined as net cash provided by (used in) operating activities, less purchases of property and equipment and internally developed software.

Reconciliation of Non-GAAP Financial Measures

(in thousands, unaudited)

	Twelve Months Ended January 31,
	2025	2024
Revenues
Talent Development Solutions	$405,530	$404,850
Global Knowledge	125,464	148,387
Total revenue, as reported	$530,994	$553,237

Adjusted EBITDA reconciliation
Net income (loss), as reported	$(121,908)	$(349,285)

Impairment of goodwill and intangible assets	—	202,233
Amortization of acquired intangible assets (1)	118,642	147,700
Acquisition and integration related costs	4,247	5,063
Restructuring	18,273	13,978
Transformation costs	1,567	3,333
System migration costs	118	2,174
Long-term incentive compensation expenses	20,602	31,067
Executive exit costs	3,326	—
Fair value adjustment of warrants	—	(4,754)
Fair value adjustment of interest rate swaps	(1,287)	(2,756)
Other (income) expense, net	(677)	1,986
Loss (gain) on sale of business	—	682
Tax impact of adjustments	(7,416)	(17,230)
Interest expense, net	59,990	61,778
Expense (benefit from) income taxes, excluding tax impacts above	1,677	965
Depreciation	3,374	3,330
Amortization of capitalized internally developed software (1)	8,574	4,811
Adjusted EBITDA	$109,102	$105,075

Adjusted operating margin % (Adjusted EBITDA as a percentage of revenue)	20.5%	19.0%
(1)	All amortization is excluded from EBITDA.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$17,751	$11,499	$29,965	$2,818
Purchase of property and equipment, net	(783)	(428)	(1,593)	(4,181)
Internally developed software - capitalized costs	(3,747)	(5,657)	(16,765)	(13,722)
Total free cash flow	$13,221	$5,414	$11,607	$(15,085)

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SKIL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75327-P30342 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SKILLSOFT CORP.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect as directors the three nominees named in the accompanying Proxy Statement to a term of three years each, or until their successors have been elected and qualified;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ronald W. Hovsepian
02) Jim Frankola
03) Peter Schmitt

The Board of Directors recommends a vote FOR proposals 2, 4, and 5, and a vote of ONE YEAR for proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of advisory votes on the compensation of our named executive officers;	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V75328-P30342

SKILLSOFT CORP.
Annual Meeting of Stockholders
July 17, 2025, 3:00 p.m. ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ronald W. Hovsepian, Chief Executive Officer, and John Frederick, Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SKILLSOFT CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m. ET, on July 17, 2025, virtually at www.virtualshareholdermeeting.com/SKIL2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side